Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

DATED AS OF

JULY 14, 2020

BY AND AMONG

SPHERE 3D CORP.

RAINMAKER WORLDWIDE INC.

AND

S3D NEVADA INC.

i

ii

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of July 14, 2020 (the "Agreement"), is by and among Rainmaker Worldwide Inc., a Nevada corporation ("the "Company"), Sphere 3D Corp., an Ontario corporation ("Parent"), and S3D Nevada Inc., a Nevada corporation and wholly owned subsidiary of Parent ("Merger Sub").

WHEREAS, each of the respective Boards of Directors of Parent, Merger Sub and the Company have approved the business combination between the Company and Parent on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, in furtherance thereof, the Board of Directors of each of Parent, Merger Sub and the Company have approved this Agreement and the merger of Merger Sub with and into the Company (the "Merger") so that the Company continues as the surviving corporation in the Merger (sometimes referred to in such capacity as the "Surviving Corporation"), upon the terms of and subject to the conditions set forth in this Agreement and in accordance with the provisions of the Nevada Business Corporation Act (the "NCA");

WHEREAS, the Board of Directors of the Parent has determined to recommend to its shareholders the approval of this Agreement and the Merger;

WHEREAS, Parent, as the sole stockholder of Merger Sub, has adopted and approved this Agreement and the Merger, and the Board of Directors of Parent has authorized the issuance of common shares of the Parent (the "Parent Common Shares") and preferred shares of the Parent (the "Parent Preferred Shares" and, together with the Parent Common Shares, the "Parent Shares") in connection with this Agreement (the "Parent Share Issuance");

WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall (i) qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) to not result in gain being recognized under Section 367(a)(1) of the Code (other than for any stockholder that would be a "five-percent transferee shareholder" (within the meaning of United States Treasury Regulations Section 1.367(a)-3(c)(5)(ii)) of the Company following the Merger that does not enter into a five-year gain recognition agreement in the form provided in United States Regulations Section 1.367(a)-8(c)) (the "Intended Tax Treatment"), and this Agreement is intended to be, and is adopted as, a "plan of reorganization" for purposes of Sections 354 and 361 of the Code; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
The Merger

1.1 The Merger.  Upon the terms of and subject to the conditions set forth in this Agreement, and in accordance with the NCA, at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Corporation as a wholly-owned subsidiary of Parent and shall succeed and assume all the property, rights, privileges, powers and franchises of Merger Sub in accordance with the NCA.

1.2 Closing.  The closing of the Merger (the "Closing") shall take place at 10:00 a.m., Eastern Daylight Time, on a date to be specified by the parties, which shall be no later than the second Business Day after satisfaction or waiver of all of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing and other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing) at the offices of Sichenzia Ross Ference LLP, 1185 6th Ave f37, New York, NY 10036, unless another time, date or place is agreed to in writing by the parties hereto; provided, however, that in no event shall the Closing or the Effective Time occur prior to the satisfaction or waiver of the conditions in Article VII  of this Agreement.  The date on which the Closing occurs is referred to herein as the "Closing Date." A "Business Day" means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or a statutory holiday in the Province of Ontario, Canada or any day on which banking institutions in the State of Nevada or in the Province of Ontario, Canada are authorized or required by law or other governmental action to close.

1.3 Effective Time.  Upon the terms of and subject to the conditions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing an agreement of merger executed in accordance with the relevant provisions of the NCA (the "Nevada Merger Agreement") with the Secretary of State of the State of Nevada (the "Nevada Secretary of State") and shall make all other filings or recordings required under the NCA required to effect the Merger.  The Merger shall become effective at such time as the Nevada Merger Agreement is duly filed with the Nevada Secretary of State, or at such subsequent date or time as the Company and Parent shall agree and specify in the Nevada Merger Agreement.  The date and time at which the Merger becomes effective as set forth in the Nevada Merger Agreement is referred to herein as the "Effective Time."

1.4 Effects of the Merger.  At the Effective Time, the Merger shall have the effects set forth in this Agreement and in the applicable provisions of the NCA.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the rights, properties, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation in the same manner as if the Surviving Corporation had itself incurred them.

1.5 Organizational Documents of the Surviving Corporation.  At the Effective Time, the Company's Articles of Incorporation, as amended, and Bylaws (the "Organizational Documents") shall be amended and restated in their entirety to be in forms that are mutually agreed upon by Parent and the Company in their reasonable judgment, and such amended Company Organizational Documents shall be the articles of incorporation and bylaws of the Surviving Corporation (the "Surviving Organizational Documents") until thereafter amended in accordance with the NCA and as provided in such Surviving Organizations Documents.  After the Effective Time, the authorized capital stock of the Surviving Corporation shall consist of 200,000,000 shares of common stock, $0.001 par value, 10,000,000 shares of preferred stock, 0.001 par value, 6,000,000 of which have been designated as Series A Preferred Stock

1.6 Directors and Officers of the Surviving Corporation.  The directors and officers of Merger Sub shall be, from and after the Effective Time, the directors and officers of the Surviving Corporation until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Organizational Documents and the NCA. The Parties will agree to the composition of the final board prior to the filing of the joint Proxy/ Prospectus /Information Statement.

1.7 Governance of Parent.  The Company, Parent, Merger Sub and the Surviving Corporation shall take all actions necessary so that the matters set forth on Exhibit A occur on the Closing Date.

1.8 Tax Consequences.  It is intended by the parties hereto that the Merger shall qualify for the Intended Tax Treatment for all relevant Tax purposes and the parties shall not take any position inconsistent therewith in any Tax filing or proceeding. In the event the parties determine that the Merger may not qualify as a "reorganization" within the meaning of Section 368(a) of the Code, they will cooperate in restructuring the transaction, to the extent reasonably possible, to cause the Merger to so qualify.

"Tax" (and, with correlative meaning, "Taxes") means (i) any federal, state, provincial, local or foreign net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, estimated or windfall profit tax, custom duty, national insurance tax, health tax or other tax or other like assessment or charge of any kind whatsoever, including social security contributions, in each case together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax (domestic or foreign), whether disputed or not, (ii) any Liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Tax period, and (iii) any Liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to indemnify any other Person, by contract or otherwise.

"Governmental Authority" means any court or tribunal, governmental, quasi-governmental or regulatory body, administrative agency or bureau, commission or authority or other body exercising similar powers or authority, including any regulatory body, administrative agency or bureau, commission or authority or other body.

"Liabilities" means debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, known or unknown, including those arising under any Law, action or governmental order and those arising under any contract.

ARTICLE II
Effects of the Merger; Exchange of Certificates

2.1 Effect on Capital Stock.  Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the holders of any shares of common stock, no par value, of the Company ("Company Common Stock") or the holders of any shares of preferred stock of the Company ("Company Preferred Stock" and, together with the Company Common Stock, the "Company Stock"):

(a) Company Stock.  Every share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into and represent the right to receive 1/3rd of one fully paid and nonassessable Parent Common Share (the "Common Exchange Ratio") upon surrender of the Common Certificate or Uncertificated Common Shares which immediately prior to the Effective Time represented such share of Company Common Stock in the manner provided in Section 2.2(b) (or, in the case of a lost, stolen or destroyed Common Certificate, Section 2.2(i)).  Each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into and represent the right to receive 1/3rd of one fully paid and nonassessable Parent Preferred Share (the "Preferred Exchange Ratio" and, together with the Common Exchange Ratio, the "Exchange Ratios" and each, an "Exchange Ratio") upon surrender of the Preferred Certificate or Uncertificated Preferred Shares in the manner provided in Section 2.2(b) (or, in the case of a lost, stolen or destroyed Preferred Certificate, Section 2.2(i)). The Parent Common Shares and Parent Preferred Shares to be issued to holders of Company Common Stock and holders of Company Preferred Stock, respectively, pursuant to this Agreement, together with any cash to be paid to such holders in lieu of fractional shares pursuant to Section 2.1(e), are referred to as the "Merger Consideration".  As a result of the Merger, at the Effective Time, each holder of a Common Certificate or a Preferred Certificate, as the case may be, shall cease to have any rights with respect thereto, except the right to receive the applicable Merger Consideration payable in respect of the shares of Company Common Stock represented by such Common Certificate or the shares of Company Preferred Stock represented by such Preferred Certificate, as the case may be, immediately prior to the Effective Time, any cash in lieu of fractional shares payable pursuant to Section 2.1(e) and any dividends or other distributions payable pursuant to Section 2.2(d), all to be issued or paid, without interest, in consideration therefor upon the surrender of such Certificate in accordance with Section 2.2(b) (or, in the case of a lost, stolen or destroyed Certificate, Section 2.2(i)).

(b) Capital Stock of Merger Sub.  Each issued and outstanding share of common stock, par value $1.00 per share, of Merger Sub shall be cancelled upon consummation of the Merger.

(c) Company Options.  Prior to the Effective Time, all issued and outstanding options to purchase Company Common Stock ("Company Options") whether vested or unvested in accordance with their terms shall terminate as provided in Section 6.10.

(d) Company Warrants.  At the Effective Time, and in accordance with the terms of each warrant to purchase shares of Company Common Stock ("Company Warrants") that are issued and outstanding immediately prior to the Effective Time, Parent shall issue a replacement warrant to each holder thereof providing that such replacement warrant shall be exercisable for a number of Parent Common Shares equal to the product of 1/3 the aggregate number of shares of Company Common Stock issuable in respect of such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio (the "Replacement Warrants").  Each Replacement Warrant shall contain appropriate provision such that the provisions of each Company Warrant (including the exercise period and the exercise price and provision for adjustment of the exercise price) shall thereafter be maintained in each such Replacement Warrant as nearly equivalent as may be practicable in relation to such Company Warrant except that the exercise price shall be multiplied by 3 to reflect the Exchange Ratio.  From and after the Effective Time, Parent shall comply with all of the terms and conditions set forth in each such Replacement Warrant, including the obligation to issue the Parent Common Shares contemplated thereby upon exercise thereof. Set forth on Schedule 3.3 is a schedule of all outstanding Company Warrants.

(e) Fractional Shares.  No fraction of a Parent Common Share or a Parent Preferred Share will be issued by virtue of the Merger, but in lieu thereof, any fraction of a Parent Common Share shares of Company Common Stock or Company Preferred Stock, respectively, that would otherwise have been issued to a holder (after aggregating all fractional Parent Common Shares that otherwise would be received by such holder) or a fraction of a Parent Preferred Share (after aggregating all fractional Parent Preferred Shares that otherwise would be received by such holder), respectively, that would otherwise have been issued to a holder shall be cancelled without payment, interest or any other compensation of any kind.

(f) Adjustments to Exchange Ratio.  Notwithstanding any provision of this Article II to the contrary (but without in any way limiting the covenants in Section 5.1), the Exchange Ratios shall be adjusted to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Share or Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Parent Shares or Company Stock having a record date on or after the date hereof and prior to the Effective Time.

2.2 Exchange of Shares and Certificates.

(a) Exchange Agent.  Prior to the Effective Time, Parent shall appoint an exchange agent (the "Exchange Agent") for the purpose of exchanging for the Merger Consideration (i) certificates representing shares of Company Common Stock (the "Common Certificates"),  (ii) uncertificated shares of Company Common Stock (the "Uncertificated Common Shares"), (iii) certificates representing shares of Company Preferred Stock (the "Preferred Certificates" and, together with the Common Certificates, the "Certificates"), and (iv) uncertificated shares of Company Preferred Stock (the "Uncertificated Preferred Shares" and, together with the Uncertificated Common Shares, the "Uncertificated Shares"). As of the Effective Time, Parent shall deposit with the Exchange Agent the aggregate Merger Consideration to be paid in respect of the Certificates and Uncertificated Shares (the "Exchange Fund"). Promptly after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each record holder of shares of Company Stock at the Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent) for use in such exchange.

(b) Exchange Procedures.  Each holder of shares of Company Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of such Company Stock represented by a Certificate or Uncertificated Share, upon (i) surrender to the Exchange Agent of the applicable Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Exchange Agent, or (ii) receipt of an "agent's message" by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of the applicable Uncertificated Shares. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration. No interest shall be paid or accrued on any amount payable upon the surrender or transfer of any such Certificate or Uncertificated Share.

(c) Unregistered Holder. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d) Distributions with Respect to Unexchanged Shares.  No dividends or other distributions with respect to a Parent Share with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate or non-transferred Uncertificated Shares with respect to the right to receive Parent Common Shares or Parent Preferred Shares, as the case may be, represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.1(e), until (i) such Certificate has been surrendered, or (ii) such Uncertificated Share has, in each case, been transferred in accordance with this Article II.  Subject to all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any federal, state, provincial, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority ("Governmental Entity") (all such laws, statutes, orders, rules, regulations, policies, guidelines, judgments, decisions and orders, collectively, "Laws" or "Law"), following surrender of any such Certificate or transfer of Uncertificated Shares, there shall be paid to the recordholder thereof, without interest, (i) promptly after such surrender and transfer, the number of whole Parent Common Shares or Parent Preferred Shares, as the case may be, issuable in exchange therefor pursuant to this Article II, together with any cash payable in lieu of a fractional Parent Common Share or Parent Preferred Share, as the case may be, to which such holder is entitled pursuant to Section 2.1(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Common Shares or Parent Preferred Shares, as the case may be, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and prior to the date of such surrender and a payment date subsequent to the date of such surrender payable with respect to such whole Parent Common Shares or Parent Preferred Shares, as the case may be.

(e) No Further Ownership Rights in Company Stock.  All Parent Shares issued upon the surrender for exchange of Certificates, or transfer of Uncertificated Shares, in accordance with the terms of this Article II and any cash paid pursuant to Section 2.1(e) or Section 2.2(d) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock or shares of Company Preferred Stock, as the case may be, previously represented by such Certificates or Uncertificated Shares. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented or Uncertificated Shares are transferred to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

(f) Termination of Exchange Fund.  Any portion of the Exchange Fund which remains undistributed to the holders of Certificates or Uncertificated Shares one year after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates or Uncertificated Shares who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for the Merger Consideration, and any dividends or distributions pursuant to Section 2.2(d).

(g) Escheat; No Liability.  None of Parent, Merger Sub, Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Parent Shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.  If any Certificate shall not have been surrendered or Uncertificated Shares shall not have been transferred immediately prior to the date on which any Parent Share, any cash in lieu of fractional Parent Shares or any dividends or distributions with respect to a Parent Share issuable in respect of such Certificate or Uncertificated Shares would escheat to or otherwise become the property of any Governmental Entity, any such shares, cash, dividends or distributions in respect of such Certificate or Uncertificated Shares shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(h) Withholding Rights.  If required by applicable law, Parent or the Exchange Agent shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement to any Person who was a holder of Company Stock, options or other securities or rights immediately prior to the Effective Time such amounts as Parent or the Exchange Agent may be required to deduct and withhold with respect to the making of such payment under the Code, or any provision of federal, state, local or foreign Tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent and paid over to the applicable tax authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid. If any deduction or withholding is required as contemplated by this Section 2.2(h), then the parties shall take all reasonable steps to reduce the rate of withholding Tax as provided under relevant Tax Law and practice.  The parties shall cooperate reasonably in completing and filing documents required under the provisions of any applicable Law in connection with reducing the rate of withholding Tax due under the laws of the relevant territory or relevant double tax treaties, or in connection with any claim to a refund of, or credit for, any required deduction or withholding. In the event that any consideration payable in Parent Common Shares or Parent Preferred Shares pursuant to this Agreement is subject to tax withholding, Parent agrees that it shall withhold from such payment the minimum number of whole Parent Common Shares or Parent Preferred Shares, respectively, required to satisfy such tax withholding obligations at the minimum applicable withholding rates and remit the amount of such tax withholding to the applicable tax authority.

(i) Lost, Stolen or Destroyed Certificates.  In the event any Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Parent Common Shares or such Parent Preferred Shares, as the case may be, as may be required pursuant to Section 2.1(a), cash for fractional shares pursuant to Section 2.1(e) and any dividends or distributions payable pursuant to Section 2.2(d); provided, however, that Parent may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver an agreement of indemnification in form reasonably satisfactory to Parent, or a bond in such sum as Parent may reasonably direct as indemnity, against any claim that may be made against Parent or the Exchange Agent in respect of the Certificate or Certificates alleged to have been lost, stolen or destroyed.

(j) Investment of Exchange Fund.  The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis; provided, that no such investment or loss thereon shall affect the amounts payable to former shareholders of the Company after the Effective Time pursuant to this Article II. Any interest and other income resulting from such investment shall become a part of the Exchange Fund and any amounts in excess of the amounts payable pursuant to this Article II shall promptly be paid to Parent.

ARTICLE III
Representations and Warranties of the Company

Subject to the exceptions set forth in a numbered or lettered section of the disclosure letter of the Company addressed to Parent, dated as of the date hereof and delivered to Parent with the parties' execution of this Agreement (the "Company Disclosure Schedule") specifically referencing a representation or warranty herein, the Company represents and warrants to Parent and Merger Sub that the statements contained in this Article III (each of which exceptions and disclosures set forth in any section or subsection of the Company Disclosure Schedule will apply to any other section or subsection of the Company Disclosure Schedule to the extent the relevance to such other section or subsection is reasonably apparent from a reading of the text of such disclosure to a reader unfamiliar with the business of the Company and its Subsidiaries, taken as a whole) are true and correct on and as of the date hereof:

3.1 Corporate Organization. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties.  Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.

As used in this Agreement, the terms "Material Adverse Change" or "Material Adverse Effect" mean, with respect to Parent or the Company, as the case may be, any change, effect, event, occurrence or state of facts that has or has had a material adverse effect (i) on the business, properties, financial condition or results of operations of such party and its subsidiaries, taken as a whole, provided, however, that a Material Adverse Effect/Material Adverse Change will be deemed not to include effects to the extent resulting from:  (A) any change, after the date hereof, in Law, U.S. generally accepted accounting principles ("GAAP") with respect to the Company or the Parent, or the accounting rules and regulations of the Securities and Exchange Commission or the Canadian Securities Commissions, (B) any change in the market price or trading volume of Parent Common Shares (it being understood that any change, effect, event, occurrence or state of facts that is an underlying cause of such change in price or trading volume shall not be excluded by virtue of this exception), (C) any change, effect, event, occurrence or state of facts exclusively relating to any acts of terrorism, sabotage, military action or war, (D) any change in or relating to the United States or Canadian economy or United States or Canadian financial, credit or securities markets in general, or (E) any change in or relating to the industry in which such party operates or the markets for any of such party's products or services in general, which change in the case of clauses (D) and (E) does not affect such party to a materially disproportionate degree relative to other entities operating in such markets or industries or serving such markets, (F) the filing of any shareholder class action, derivative or similar litigation arising from an alleged breach of fiduciary duty or misrepresentation in public disclosure relating to this Agreement; provided, that the facts underlying such litigation may constitute a Material Adverse Effect or Material Adverse Change; or (ii) on the ability of such party to consummate the transactions contemplated by this Agreement in substantially the manner contemplated hereby.

As used in this Agreement, the term "Subsidiary" means with respect to any Person, any corporation, association, business entity, partnership, limited liability company or other Person of which such Person, either alone or together with one or more Subsidiaries or by one or more other Subsidiaries (i) directly or indirectly owns or controls securities or other interests representing at least fifty percent (50%) of the voting power of such Person, or (ii) is entitled, by Contract or otherwise, to elect, appoint or designate directors or other members constituting a majority of the members of such Person's board of directors, board of managers or other governing body.

3.2 Authorization.  The Company has the corporate power and authority to enter into this Agreement and, subject only to the approval of the Merger by the holders of a majority of the shares of Company Common Stock (the "Company Shareholder Approval"), has taken all requisite action on its part, its officers, directors and shareholders necessary for (i) the authorization, execution and delivery of this Agreement and (ii) the authorization of the performance of all obligations of the Company hereunder.  This Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability, relating to or affecting creditors' rights generally and to general equitable principles.

3.3 Capitalization.  The Company has set forth on Schedule 3.3 a description of all duly and validly authorized capital stock. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable Law and any rights of third parties. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities Law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no Lien. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company.  Except as set forth in Schedule 3.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as set forth in Schedule 3.3, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind.  There are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company held by them. Except as described in Schedule 3.3, no Person has the right to require the Company to register any securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person. No securities that are exchangeable or exercisable for, or convertible into, capital stock of the Company is outstanding, other than as set forth on Schedule 3.3 hereto.

The Company does not have outstanding any shareholder purchase rights or "poison pill" or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events (a "Rights Plan").

 As used in this Agreement, "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, claim, infringement, right of first refusal, preemptive right, community property right or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

3.4 Consents.  The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby require no consent of, action by or in respect of, or filing with, any Person, Governmental Entity or official other than  (a) the filing of a certificate of merger in accordance with the NCA, (b) compliance with any applicable requirements of laws, rules and regulations in foreign jurisdictions governing antitrust or merger control matters, (c) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), (d) compliance with any applicable requirements of the Securities Act, (e) the appropriate filings and approvals under the rules of the OTC Markets (the "OTC"), including the OTC Group's Pink Basic Disclosure Guidelines, and (f) other actions or filings the absence or omission of which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

3.5 Financial Statements.  The Company will have made available to Parent no later than July 1, 2020 true and complete copies of (i) the Company's audited consolidated balance sheet, statement of earnings, statement of retained earnings and statement of changes in financial position as at and for the year ended December 31, 2019 together with the notes thereto, (ii) the balance sheet of the Company as of the end of the month for the period from January 1, 2020 to March 31, 2020 (collectively, the "Financial Statements"). Each balance sheet included in the Financial Statements is true, complete and correct and presents fairly the financial position of the Company and its Subsidiaries, on a consolidated basis, as of the respective date of such balance sheet and each of the statements of operations and retained earnings and cash flows included in the Financial Statements is true, complete and correct and presents fairly the results of operations and cash flows of the Company and its Subsidiaries, on a consolidated basis, for the periods set forth therein, in each case in accordance with GAAP consistently applied, except as otherwise noted therein. Except as set forth in the Financing Statements, neither the Company nor any of its Subsidiaries has incurred any Liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

3.6 Absence of Certain Changes.  Between December 31, 2019 and the date of this Agreement, except as described in Schedule 3.6, there has not been with respect to the Company, any:

(a) Material Adverse Change or any change, event, circumstance, condition or effect that would reasonably be expected to result in a Material Adverse Change;

(b) amendment or change in the Company's Charter Documents;

(c) incurrence, creation or assumption of (i) any Lien on any of its assets or properties (other than Permitted Liens) or (ii) any Liability as a guarantor or surety with respect to the obligations of any Person other than a Subsidiary of the Company;

As used in this Agreement, "Permitted Liens" means (i) Liens disclosed on the Company balance sheet, (ii) Liens for Taxes that are (A) not yet due and payable as of the Closing Date or (B) being contested in good faith (and for which adequate accruals or reserves have been established on the Company balance sheet), and (iii) landlords', mechanics', carriers', workmen's, repairmen's or other like liens or other similar encumbrances arising or incurred in the ordinary course of business consistent with past practice that, in the aggregate, do not materially impair the value or the present or intended use and operation of the assets to which they relate.

(d) material damage, destruction or loss of any property or asset, whether or not covered by insurance;

(e) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, its capital stock;

(f) any material change with respect to its senior management or other key personnel;

(g) any actual or threatened material employee strikes, work stoppages, slowdowns or lockouts or, to the Knowledge of the Company, any labor union organization activity;

(h) making or entering into of any agreement with respect to any acquisition, sale or transfer of all or substantially all of the assets of the Company;

(i) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates or revenue recognition policies) or any revaluation of any of its assets;

(j) commencement of any action, suit, arbitration, mediation, proceeding, claim or investigation, or receipt notice of or, to the Knowledge of the Company, a threat of any action, suit, arbitration, mediation, proceeding, claim or investigation against the Company relating to any of its business, properties or assets;

(k) any negotiation with respect to, or any entry into, any agreement to do any of the things described in the preceding clauses (a) - (j) (other than negotiations and agreements with the Company and its representatives regarding the transactions contemplated by this Agreement).

3.7 No Conflict, Breach, Violation or Default.  The execution, delivery and performance of this Agreement by the Company will not (a) conflict with or result in a breach or violation of (i) any of the terms and provisions of, or constitute a default under the Company Organizational Documents, or (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any of its Subsidiaries or any of their respective assets or properties, or (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material contract, except in the case of clauses (a)(i) and (b) above, such as could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

3.8 Tax Matters.  Prior to September 1, 2020, the Company and each of its Subsidiaries shall have prepared and filed (or filed applicable extensions therefor) all returns, declarations, reports, claims for refund, information returns or statements relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof (the "Tax Returns") required to have been filed by the Company or any such Subsidiary with all Governmental Authorities and paid all Taxes shown thereon or otherwise due for payment, other than any such Taxes which the Company or any Subsidiary are contesting in good faith and for which adequate reserves have been provided and reflected in the Financial Statements. The charges, accruals and reserves on the books of the Company in respect of Taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any of its Subsidiaries nor, to the Company's Knowledge, any basis for the assessment of any additional Taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole.  All Taxes and other assessments and levies that the Company or any of its Subsidiaries is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper Governmental Authorities or third party when due, other than any such Taxes which the Company or any of its Subsidiaries are contesting in good faith and for which adequate reserves have been provided and reflected in the Financial Statements. There are no Tax liens or claims pending or, to the Company's Knowledge, threatened in writing against the Company or any of its Subsidiaries or any of their respective assets or property. There are no outstanding Tax sharing agreements or other such arrangements between the Company and any of its Subsidiaries, on the one hand, and any other corporation or entity, on the other hand. The Company has not taken any other action or knows of any other fact relating to the Merger that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

3.9 Title to Properties.  Except as disclosed in Schedule 3.9, the Company and each of its Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by it, in each case free from Liens that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in Schedule 3.9, the Company and each of its Subsidiaries holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them. Such assets are sufficient for the continued operation of the business of the Company as currently conducted.

3.10 Certificates, Authorities and Permits.  The Company and each of its Subsidiaries possess adequate certificates, authorities or permits issued by appropriate Governmental Authorities necessary to conduct the business now operated by it, except to the extent failure to possess such certificates, authorities or permits could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

3.11 Labor Matters.

(a) The Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any Laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any Laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees' health, safety, welfare, wages and hours.

(b) (i) There are no labor disputes existing, or to the Company's Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company's employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company's Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company's employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company's Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

(c) The Company is, and at all times has been, in compliance with all applicable Laws respecting employment (including Laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.  There are no claims pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local Law, statute or ordinance barring discrimination in employment.

(d) To the Company's Knowledge, the Company has no liability for the improper classification by the Company of its employees as independent contractors or leased employees prior to the date of this Agreement.

3.12 Intellectual Property.  The Company and its Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the Intellectual Property necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted, except where the failure to own, license or have such rights could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate.  Except as described in Schedule 3.12, (i) to the Company's Knowledge, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company or where such rights could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate; (ii) there is no pending or, to the Company's Knowledge, threat of any, action, suit, proceeding or claim by others challenging the Company or any of its Subsidiaries' rights in or to, or the validity, enforceability, or scope of, any Intellectual Property owned by or licensed to the Company or any of its Subsidiaries or claiming that the use of any Intellectual Property by the Company or any Subsidiary in their respective businesses as currently conducted infringes, violates or otherwise conflicts with the intellectual property rights of any third party; and (iii) to the Company's Knowledge, the use by the Company or any of its Subsidiaries of any Intellectual Property by the Company or any of its Subsidiaries in their respective businesses as currently conducted does not infringe, violate or otherwise conflict with the intellectual property rights of any third party.

As used in this Agreement, the term "Intellectual Property" means all the United States and foreign intellectual property and other proprietary rights, arising under statutory, common, or other law and whether or not perfected, owned by or licensed to the Company or its Subsidiaries or Parent or its Subsidiaries, as applicable, including (a) registered and unregistered trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, social media accounts and names, logos, symbols, trade dress, industrial designs, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for all of the foregoing, and all goodwill associated therewith and symbolized thereby, including all extensions, modifications and renewals of same; (b) patents, patent applications, patent disclosures and inventions and discoveries which may be patentable and improvements thereto, industrial designs, invention disclosures, and any and all divisions, continuations, continuations-in-part, reissues, continuing patent applications, reexaminations, and extensions thereof, any counterparts claiming priority therefrom and like statutory rights related to the foregoing (collectively, "Patents"); (c) know-how or other trade secrets, whether or not reduced to practice, including processes, schematics, databases, formulae, drawings, prototypes, models and designs (collectively, "Trade Secrets"); (d) published and unpublished works of authorship (including computer software, mask works and databases) whether copyrightable or not, copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof (collectively, "Copyrights"); and (e) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source or object code form, user interfaces, databases and compilations, including any and all data and collections of data, and all manuals and other specifications and Documentation and all know-how relating thereto (including all computer programs, object code, source code, user interface, and databases and all rights under Patents, Trade Secrets and Copyrights embodied therein).

3.13 Environmental Matters.  To the Company's Knowledge, neither the Company nor any of its Subsidiaries is in violation of any Environmental Laws, owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company's Knowledge, threatened investigation that might lead to such a claim.

"Environmental Law" means any supranational, international, national (of any jurisdiction), federal, provincial, state or local statute, law, regulation, guideline, rule, standard or other legal requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

"Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is currently regulated by an Environmental Law or that is otherwise a danger to health, reproduction or the environment.

3.14 Litigation. Except as set forth on Schedule 3.14, there is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company's knowledge, currently threatened (i) against the Company or any of its Subsidiaries or any officer, director, shareholder or employee of the Company or any of its Subsidiaries; or (ii) that questions or would question the validity of this Agreement, any other agreement to be delivered in connection therewith, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated thereby; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  Neither the Company nor its Subsidiaries, nor to the Company's knowledge, any of their respective officers, shareholders or directors, is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries pending or which the Company or any of its Subsidiaries intend to initiate.  The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company and its Subsidiaries) involving the prior employment of any of the Company's or any of its Subsidiaries' employees, their services provided in connection with the Company's and the Subsidiaries' business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

3.15 Insurance Coverage.  The Company and each of its Subsidiaries maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and its Subsidiaries.

3.16 Compliance with OTC Continued Listing Requirements.  Except as disclosed in Schedule 3.16 Filings, (a) the Company is in compliance with applicable OTC continued listing requirements, (b) there are no proceedings pending or, to the Company's Knowledge, threatened against the Company relating to the continued listing of the Company Common Stock on the OTC, and (c) the Company has not received any currently pending notice of the delisting of the Company Common Stock from the OTC.

3.17 Brokers and Finders.  Except for fees and expenses of the Company's legal counsel and independent auditors, and those fees set forth in Schedule 3.17, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any of its Subsidiaries for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

3.18 Questionable Payments.  Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any of their respective current or former shareholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any of its Subsidiaries, has on behalf of the Company or any of its Subsidiaries or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any of its Subsidiaries; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

3.19 Board Approval.  The Board of Directors of the Company, by resolutions duly adopted by a vote at a meeting duly called and held of all directors of the Company present at the meeting (except for such directors as recused themselves from the vote due to an interest in the transaction) and, as of the date hereof, not subsequently rescinded or modified in any way, has, as of the date hereof (i) determined that this Agreement and the transactions contemplated hereby are fair to, and in the best interests of, the Company and the Company's shareholders, (ii) directed that the Merger be submitted to the Company's shareholders for approval, and (iii) resolved to recommend that the Company's shareholders approve the Merger pursuant to and in accordance with this Agreement and directed that such matter be approved by shareholders holding a majority of shares of Company Common Stock.

3.20 Information Statement.  The information statement  to be provided by the Company to its shareholders notifying them of the Company Shareholder Approval (the "Information Statement") will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to any information provided in writing by or on behalf of the Parent for inclusion in the Information Statement.

3.21 Internal Controls.  The Company maintains "disclosure controls and procedures", as such terms are defined under Exchange Act Rule 13a-15(e), that are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and that such information is accumulated and communicated to our management, including the Company's Chief Executive Officer and Principal Accounting Officer, as appropriate, to allow timely decisions regarding required disclosures. The Company acknowledges that any controls and procedures can provide only reasonable assurances of achieving the desired control objectives. The Company has carried out an evaluation as required by Rule 13a-15(d) under the supervision of and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedure as of December 31, 2018 (such date, the "Evaluation Date"). Based upon their evaluation, the Chief Executive Officer and Principal Accounting Officer concluded that, as of the Evaluation Date, the Company's disclosure controls and procedures were not effective. The Company's management has used the framework set forth in the report entitled Internal Control-Integrated Framework published by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), known as COSO, to evaluate the effectiveness of our internal control over financial reporting. As a result of our evaluation, the Company identified a material weakness in our controls related to segregation of duties and other immaterial weaknesses in several areas of data management and documentation. The Company's management is composed of a small number of professionals resulting in a situation where limitations on segregation of duties exist. Accordingly, as a result of the material weakness identified above, the Company has concluded that the control deficiencies result in a reasonable possibility that a material misstatement of the annual or interim financial statements may not be prevented on a timely basis by the Company's internal controls. The Company continues to employ and refine a structure in which critical accounting policies, issues and estimates are identified, and together with other complex areas, are subject to multiple reviews by executives. In addition, the Company evaluates and assesses its internal controls and procedures regarding its financial reporting, utilizing standards incorporating applicable portions of the Public Company Accounting Oversight Board's 2009 Guidance for Smaller Public Companies in Auditing Internal Controls Over Financial Reporting as necessary on an on-going basis.  Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company's Knowledge, in other factors that could significantly affect the Company's internal controls.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

3.22 Related Party Transactions.  Except as disclosed in Schedule 3.22, the Company has not, and, to the Knowledge of the Company, has not been deemed to have for purposes of any applicable Law, engaged in or been party to any transaction with any of its officers, directors, employees or direct or indirect shareholders or, to the Knowledge of the Company, any member of their immediate families (i) acquired or have the use of property for proceeds greater than the fair market value thereof, (ii) received services or have the use of property for consideration other than the fair market value thereof, or (iii) received interest or any other amount other than at a fair market value rate from any person with whom it does not deal at arm's length within the meaning of applicable taxation acts.  Except as disclosed in Schedule 3.22, the Company has not, and, to the Knowledge of the Company, has not been deemed to have for purposes of any applicable Law, engaged in or been party to any transaction with any of its officers, directors, employees or direct or indirect shareholders or, to the Knowledge of the Company, any member of their immediate families (i) disposed of the property for proceeds less than the fair market value thereof, (ii) performed services for consideration other than the fair market value thereof or (iii) paid interest or any other amount other than at a fair market value rate to any person with whom it does not deal at arm's length within the meaning of applicable acts.  Except as disclosed in Schedule 3.22, to the Knowledge of the Company, none of the officers, directors and employees of any the Company, no shareholder of the Company and no immediate family member of an officer, director, employee or such beneficial owner, has a direct ownership interest of more than five percent (5%) of the equity ownership of any firm or corporation that competes with, or does business with, or has any contractual arrangement with, the Company.

3.23 Investment Company.  The Company is not required to be registered as, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

3.24 Compliance with Laws.  The Company and each of its Subsidiaries is in compliance in all material respects with all requirements imposed by Law, regulation or rule, whether foreign, federal, state or local, that are applicable to it, its operations, or its properties and assets, including applicable requirements of the Foreign Corrupt Practices Act of 1977 (FCPA) (15 U.S.C. § 78dd-1, et seq.).

3.25 No Other Representations or Warranties.  Parent hereby acknowledges and agrees that neither the Company nor any of its Subsidiaries has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III.

ARTICLE IV
Representations and Warranties of Parent and Merger Sub

Subject to the exceptions set forth in a numbered or lettered section of the disclosure letter of Parent addressed to the Company, dated as of the date hereof and delivered to the Company with the parties' execution of this Agreement (the "Parent Disclosure Schedule") specifically referencing a representation or warranty herein, Parent represents and warrants to the Company that the statements contained in this Article IV (each of which exceptions and disclosures set forth in any section or subsection of the Parent Disclosure Schedule will apply to any other section or subsection of the Parent Disclosure Schedule to the extent the relevance to such other section or subsection is reasonably apparent from a reading of the text of such disclosure to a reader unfamiliar with the business of Parent and its Subsidiaries, taken as a whole) are true and correct on and as of the date hereof. For purposes of this Agreement, a document shall be deemed to have been "made available" by Parent to the Company if it is publicly available through the Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR").

4.1 Organization, Good Standing and Qualification.  Parent is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario.  Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  Merger Sub has not engaged and will not engage in any activities other than in connection with or as contemplated by this Agreement and the transactions contemplated hereby. Parent and Merger Sub have the corporate power and authority, and all authorizations, licenses, permits and certifications, to own, lease and operate all of their properties and assets and to carry on their business as it is now being conducted, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

4.2 Authorization. Each of Parent and Merger Sub has the corporate power and authority to enter into this Agreement and has taken all requisite action on its part, its officers, directors and shareholders necessary for (i) the authorization, execution and delivery of this Agreement, (ii) the authorization of the performance of all obligations of Parent and Merger Sub hereunder and (iii) the authorization, issuance and delivery of the Parent Common Shares, subject only to the approval of the Merger by the holders of a majority of the Parent Common Shares (the "Parent Shareholder Approval"). The Parent Common Shares issuable pursuant to this Agreement have been reserved for issuance by the Parent Board of Directors. This Agreement constitutes the legal, valid and binding obligations of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability, relating to or affecting creditors' rights generally and to general equitable principles.

4.3 Capitalization.  The Parent has set forth on Schedule 4.3 a description of all duly and validly authorized capital stock.  All of the issued and outstanding Parent Common Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, are not subject to any shareholders' agreement, and were issued in full compliance with applicable Law and any rights of third parties.  Except as described in the Parent Filings, all of the issued and outstanding common shares of each Subsidiary of Parent have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, are not subject to any shareholders' agreement, were issued in full compliance with applicable federal, state or provincial securities Laws and any rights of third parties and are owned by Parent, beneficially and of record, subject to no Lien.  Except as set forth in Schedule 4.3, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of Parent. Except as identified in Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which Parent or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by Section 7.2(h) of this Agreement and as identified in Schedule 4.3, neither Parent nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described in the Schedule 4.3, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among Parent and any of the security holders of Parent relating to the securities of Parent held by them. Except as described in Schedule 4.3, no Person has the right to require Parent to register any securities of Parent under the Exchange Act or file any prospectus or qualify any securities of Parent for sale to the public under applicable federal, state or provincial securities Laws, whether on a demand basis or in connection with any registration of securities of Parent or filing of a prospectus or qualification of any securities of Parent for sale to the public, for its own account or for the account of any other Person.

Except as described in Schedule 4.3, the consummation of the Merger will not obligate Parent to issue shares of Parent Common Shares, Parent Preferred Shares or other securities to any other Person and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

Except as described in Schedule 4.3, Parent does not have outstanding any Rights Plan.

4.4 Valid Issuance.  Upon the issuance of the Parent Shares pursuant to this Agreement, the shares constituting such Parent Shares will be validly issued, fully paid and nonassessable, and shall be free and clear of all Liens (other than any Liens created by applicable Law or the holders of such Parent Shares).

4.5 Consents.  The execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated hereby require no consent of, action by or in respect of, or filing with, any Governmental Entity, agency, or official except for:

(i) the filing of a proxy statement with the SEC to obtain the Parent Shareholder Approval (the "Proxy Statement");

(ii) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Shares in the Merger (including any amendments or supplements, the "Form S-4");

(iii) the filing of a Supplemental Listing Application with the NASDAQ Capital Markets ("NASDAQ"), if applicable, in connection with the Parent Share Issuance;

(iv) the filing with the SEC of such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act and communications under Rules 165 and 425 under the Securities Act, in each case, as may be required in connection with this Agreement and the transactions contemplated hereby; and

(v) the filing of the Nevada Merger Agreement with the Nevada Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business.

Parent reported no net sales (as such term is defined in 16 C.F.R. § 801.11 and interpreted by the Premerger Notification Office) on its last regularly prepared annual statement of income and expense, and Buyer's total assets (as such term is defined in 16 C.F.R. § 801.11 and interpreted by the Premerger Notification Office) as stated on its last regularly prepared balance sheet are less than U.S. $15.2 million.

4.6 Delivery of Parent Filings; Business.  Parent has timely filed all reports, registrations, schedules, forms, statements and other documents, together with any amendments required to be made with respect thereto, including all reports, schedules, registration statements or other documents that it was required to file since January 1, 2017 with the Ontario Securities Commission, the Alberta Securities Commission or the British Columbia Securities Commission (collectively, the "Canadian Securities Commissions") and with the SEC, or with other Governmental Authorities or pursuant to applicable federal, state or provincial securities Laws (the "Parent Filings"), and has paid all fees and assessments due and payable in connection therewith, except in each case where the failure to file such report, registration, schedule, form, statement or other document, or to pay such fees and assessments, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.  No publicly available final registration statement, prospectus, report, form, schedule, release or proxy material (including any financial statements or schedules included or incorporated by reference therein) filed since January 1, 2020 and prior to the close of business on the date hereof (the "Parent Measurement Date") by Parent with the Canadian Securities Commissions or the SEC or pursuant to the applicable securities Laws of each of the provinces of Ontario, Alberta and British Columbia and the respective regulations and rules made thereunder, together with all applicable published policy statements, notices, blanket orders and rulings and all discretionary orders or rulings, if any, of the Canadian Securities Commissions (collectively, "Canadian Securities Laws") or the Exchange Act (collectively, the "Parent Securities Documents"), as of their respective dates or, if amended or superseded prior to the date of this Agreement, as of the date of such amendment or applicable subsequent filing, contained a misrepresentation (as defined under applicable securities Laws).  As of their respective filing dates, or if amended or superseded prior to the date of this Agreement, as of the date of the last such amendment or applicable subsequent filing, all Parent Securities Documents complied as to form in all material respects with the applicable requirements of applicable securities Laws.  Parent and its Subsidiaries are engaged in all material respects only in the business described in the Parent Filings and the Parent Filings contain a complete and accurate description in all material respects of the business of Parent and its Subsidiaries, taken as a whole.  Parent has not filed any confidential material change report with any Canadian Securities Commissions or with the SEC which as of the date hereof remains confidential.

4.7 SEC Filings.

(a)  as of its filing date, each Parent Securities Document filed with the SEC and the Canadian Securities Commission complied as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder (the "Sarbanes-Oxley Act");

(b)  as of its filing date, each Parent Securities Document filed pursuant to the Exchange Act  and applicable Canadian Securities Laws did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

(c)  each registration statement, as amended or supplemented, if applicable, filed by Parent since January 1, 2017 pursuant to the Securities Act, as of the date such statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(d)    Parent has timely filed with or furnished to the SEC and the Canadian Securities Commissions all forms, reports, schedules, registration statements, proxy statements and other documents required to be filed with or furnished to the SEC and the Canadian Securities Commissions by Parent since January 1, 2017; and

(e) There are no currently outstanding comments from the SEC or the Canadian Securities Commission on any Parent Securities Document filed with the SEC or the Canadian Securities Commission.

4.8 Absence of Certain Changes.  Between December 31, 2019 and the date of this Agreement, except as described in the Parent Filings, there has not been with respect to Parent, any:

(a) Material Adverse Change or any change, event, circumstance, condition or effect that would reasonably be expected to result in a Material Adverse Change;

(b) amendment or change in the Articles of Incorporation or in the Bylaws of Parent;

(c) incurrence, creation or assumption of (i) any Lien on any of its assets or properties (other than Permitted Liens) or (ii) any Liability as a guarantor or surety with respect to the obligations of any Person other than a Subsidiary of Parent;

(d) material damage, destruction or loss of any property or asset, whether or not covered by insurance;

(e) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, its securities;

(f) any material change with respect to its senior management or other key personnel;

(g) any actual or threatened material employee strikes, work stoppages, slowdowns or lockouts or, to the Knowledge of Parent, any labor union organization activity;

(h) making or entering into of any agreement with respect to any acquisition, sale or transfer of all or substantially all of the assets of Parent;

(i) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates or revenue recognition policies) or any revaluation of any of its assets;

(j) commencement of any action, suit, arbitration, mediation, proceeding, claim or investigation, or receipt notice of or, to the Knowledge of Parent, a threat of any action, suit, arbitration, mediation, proceeding, claim or investigation against a Parent relating to any of its business, properties or assets;

(k) any negotiation with respect to, or any entry into, any agreement to do any of the things described in the preceding clauses (a) - (j) (other than negotiations and agreements with Parent and its representatives regarding the transactions contemplated by this Agreement); and

(l) any notice of delisting issued by NASDAQ.

4.9 No Conflict, Breach, Violation or Default.  The execution, delivery and performance of this Agreement by Parent will not (a) conflict with or result in a breach or violation of (i) any of the terms and provisions of, or constitute a default under the Articles of Incorporation or the Bylaws of Parent, or (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Parent, any of its Subsidiaries or any of their respective assets or properties, or (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material contract, except in the case of clauses (a)(i) and (b) above, such as could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.10 Tax Matters.  Parent and each of its Subsidiaries have prepared and filed (or filed applicable extensions therefor) all Tax Returns required to have been filed by Parent or any such Subsidiary with all appropriate Governmental Authorities and paid all Taxes shown thereon or otherwise due for payment, other than any such Taxes which Parent or any Subsidiary are contesting in good faith and for which adequate reserves have been provided and reflected in Parent's financial statements included in the Parent Filings.  The charges, accruals and reserves on the books of Parent in respect of Taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against Parent or any of its Subsidiaries nor, to Parent's Knowledge, any basis for the assessment of any additional Taxes, penalties or interest for any fiscal period or audits by any federal, state, provincial, local or foreign taxing authority except for any assessment which is not material to Parent and its Subsidiaries, taken as a whole.  All Taxes and other assessments and levies that Parent or any of its Subsidiaries is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper Governmental Authority or third party when due, other than any such Taxes which Parent or any of its Subsidiaries are contesting in good faith and for which adequate reserves have been provided and reflected in Parent's financial statements included in the Parent Filings.  There are no Tax liens or claims pending or, to Parent's Knowledge, threatened in writing against Parent or any of its Subsidiaries or any of their respective assets or property.  Except as described in the Parent Filings, there are no outstanding Tax sharing agreements or other such arrangements between Parent and any of its Subsidiaries, on the one hand, and any other corporation or entity, on the other hand. Parent has not taken any other action or knows of any other fact relating to the Merger that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

4.11 Title to Properties.  Except as disclosed in Schedule 4.11, Parent and each of its Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by it, in each case free from Liens that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the Parent Filings, Parent and each of its Subsidiaries holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them. Such assets are sufficient for the continued operation of the business of Parent as currently conducted.

4.12 Certificates, Authorities and Permits.  Parent and each of its Subsidiaries possess adequate certificates, authorities or permits issued by appropriate Governmental Authorities necessary to conduct the business now operated by it, except to the extent failure to possess such certificates, authorities or permits could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, and neither Parent nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to Parent or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.13 Labor Matters.

(a) Except as set forth in the Parent Filings, Parent is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations.  Parent has not violated in any material respect any Laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any Laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees' health, safety, welfare, wages and hours.

(b) (i) There are no labor disputes existing, or to Parent's Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by Parent's employees, (ii) there are no unfair labor practices or petitions for election pending or, to Parent's Knowledge, threatened before any other federal, state, provincial or local labor commission relating to Parent's employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to Parent and (iv) to Parent's Knowledge, Parent enjoys good labor and employee relations with its employees and labor organizations.

(c) Parent is, and at all times has been, in compliance with all applicable Laws respecting employment (including Laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.  There are no claims pending against Parent before any federal, state, provincial or local Law, statute or ordinance barring discrimination in employment.

(d) To Parent's Knowledge, Parent has no liability for the improper classification by Parent of its employees as independent contractors or leased employees prior to the date of this Agreement.

4.14 Intellectual Property.  Parent and its Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the Intellectual Property necessary for the conduct of the business of Parent and its Subsidiaries as currently conducted and as described in the Parent Filings, except where the failure to own, license or have such rights could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate.  Except as described in the Parent Filings, (i) to Parent's Knowledge, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to Parent or where such rights could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate; (ii) there is no pending or, to Parent's Knowledge, threat of any, action, suit, proceeding or claim by others challenging Parent or any of its Subsidiaries' rights in or to, or the validity, enforceability, or scope of, any Intellectual Property owned by or licensed to Parent or any of its Subsidiaries or claiming that the use of any Intellectual Property by Parent or any Subsidiary in their respective businesses as currently conducted infringes, violates or otherwise conflicts with the intellectual property rights of any third party; and (iii) to Parent's Knowledge, the use by Parent or any of its Subsidiaries of any Intellectual Property by Parent or any of its Subsidiaries in their respective businesses as currently conducted does not infringe, violate or otherwise conflict with the intellectual property rights of any third party.

4.15 Environmental Matters.  To Parent's Knowledge, neither Parent nor any of its Subsidiaries is in violation of any Environmental Laws, owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to Parent's Knowledge, threatened investigation that might lead to such a claim.

4.16 Litigation.  Except as set forth on Schedule 4.16, there is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to Parent's knowledge, currently threatened (i) against Parent or any of its Subsidiaries or any officer, director, shareholder or employee of Parent or any of its Subsidiaries; or (ii) that questions or would question the validity of this Agreement, any other agreement to be delivered in connection therewith, or the right of the Parent or Merger Sub to enter into such agreements, or to consummate the transactions contemplated thereby; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither Parent nor its Subsidiaries, nor to Parent's knowledge, any of their respective officers, shareholders or directors, is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by Parent or any of its Subsidiaries pending or which Parent or any of its Subsidiaries intend to initiate.  The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to Parent and its Subsidiaries) involving the prior employment of any of Parent's employees, their services provided in connection with Parent's business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Schedule 4.16 also contains a list of all items listed on Schedule 4.16 that are subject to coverage by the Parent's insurance carrier, and a copy of the relevant coverage or reservation of rights letter, where applicable.

4.17 Financial Statements.  The audited financial statements and unaudited interim financial statements of Parent included or incorporated by reference in the Parent Securities Documents, as of their respective dates, and giving effect to any amendments or supplements thereto filed prior to the date of this Agreement, comply as to form with the then applicable accounting requirements and applicable Canadian Securities Laws and the rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis, and fairly present, in all material respects, the financial position of Parent as of the dates thereof and its results of operations, changes in shareholders' equity and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, none of which have been and are reasonably likely to be material to Parent). The financial statements of Parent included in each publicly available final registration statement, prospectus, report, form, schedule, release or proxy material to be filed with the SEC or the Canadian Securities Commissions pursuant to applicable Canadian Securities Laws or federal or state securities Laws after the date hereof until the Effective Time will comply, as of their respective dates of filing with the SEC or the Canadian Securities Commissions, as the case may be, in all material respects with accounting requirements and the published rules and regulations of the SEC or the Canadian Securities Commissions, as applicable with respect thereto, will be prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and will fairly present the financial position of Parent as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not, individually or in the aggregate, expected to be material). Except as reflected or reserved against in the balance sheet of Parent dated December 31, 2019 filed by Parent with the Canadian Securities Commission (including the notes thereto, the "Parent Balance Sheet"), Parent does not have any liabilities (absolute, accrued, contingent or otherwise) which are required by GAAP to be set forth on a balance sheet of Parent or in the notes thereto, other than liabilities and obligations incurred since December 31, 2019 in the ordinary course of business which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

4.18 Compliance with Continued Listing Requirements.  Except as disclosed in the Parent Filings, (a) Parent is in compliance with applicable NASDAQ listing requirements, (b) there are no proceedings pending or, to Parent's Knowledge, threatened against Parent relating to the continued listing of shares of Parent Common Shares on NASDAQ, and (c) Parent has not received any currently pending notice of the delisting of Parent Common Shares from NASDAQ.

4.19 Brokers and Finders.  Except as set forth in Schedule 4.19 and for fees and expenses of Parent's legal counsel and independent auditors, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon Parent or any of its Subsidiaries for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Parent.

4.20 Questionable Payments.  Neither Parent nor any of its Subsidiaries nor, to Parent's Knowledge, any of their respective current or former shareholders, directors, officers, employees, agents or other Persons acting on behalf of Parent or any of its Subsidiaries, has on behalf of Parent or any of its Subsidiaries or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of Parent or any of its Subsidiaries; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.21 Form S-4.

(a) The Form S-4 of Parent to be filed under the Securities Act relating to the issuance of Parent Shares in the Merger, and any amendments or supplements thereto, will, when filed, subject to the last sentence of Section 4.22(b), comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act;

(b) neither the Form S-4 nor any amendment or supplement thereto will at the time it becomes effective under the Securities Act or at the Effective Time contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent in this Section 4.22 with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Form S-4; and

(c) none of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Company Information Statement or any amendment or supplement thereto will, at the date the Company Information Statement or any such amendment or supplement thereto is first mailed to stockholders of the Company or at the time such stockholders vote on the adoption and approval of this Agreement and the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.22 Internal Controls.

(a) Each of the principal executive officer and the principal financial officer of Parent (or each former principal executive officer and former principal financial officer of Parent, as applicable) has made all certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act with respect to Parent Securities Documents filed with the SEC. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act;

(b) Parent has (i) designed and maintained disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information required to be disclosed by Parent in the reports it files or furnishes under the Exchange Act is communicated to its management by others within those entities as appropriate to allow timely decisions regarding required disclosure, (ii) disclosed, based on its most recent evaluation, to its auditors and the audit committee of its Board of Directors (A) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which could adversely affect its ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting and (iii) identified for Parent's auditors any material weaknesses in internal controls. Parent has provided to the Company true and correct copies of any of the foregoing disclosures to the auditors or audit committee that have been made in writing from January 1, 2017 through the date hereof, and will promptly provide to the Company true and correct copies of any such disclosure that is made after the date hereof;

(c) Parent has designed and maintains a system of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance (i) that transactions are executed in accordance with management's general or specific authorizations and recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and (ii) regarding prevention or timely detection of any unauthorized acquisition, use or disposition of assets that could have a material effect on Parent's financial statements. Parent's management, with the participation of Parent's principal executive and financial officers, has completed an assessment of the effectiveness of Parent's internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2019, and such assessment concluded that such internal controls were effective using the framework specified in the Parent annual report on Form 10-K;

(d) no personal loan or other extension of credit by Parent or any Subsidiary to any of its or their executive officers or directors has been made or modified in violation of Section 13 of the Exchange Act and Section 402 of the Sarbanes-Oxley Act since January 1, 2017; and

(e) since January 1, 2017, neither Parent nor any of its Subsidiaries nor, to Parent's knowledge, any director, officer, employee, auditor, accountant or representative of Parent or any of its Subsidiaries has received any written complaint, allegation, assertion, or claim that Parent or any of its Subsidiaries has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls.

4.23 Related Party Transactions.  Except as disclosed in the Parent Filings, Parent has not, and, to the Knowledge of Parent, has not been deemed to have for purposes of any applicable Law, engaged in or been party to any transaction with any of its officers, directors, employees or direct or indirect shareholders or, to the Knowledge of Parent, any member of their immediate families (i) acquired or have the use of property for proceeds greater than the fair market value thereof, (ii) received services or have the use of property for consideration other than the fair market value thereof, or (iii) received interest or any other amount other than at a fair market value rate from any person with whom it does not deal at arm's length within the meaning of applicable taxation acts.  Except as disclosed in the Parent Filings, Parent has not, and, to the Knowledge of Parent, has not been deemed to have for purposes of any applicable Law, engaged in or been party to any transaction with any of its officers, directors, employees or direct or indirect shareholders or, to the Knowledge of Parent, any member of their immediate families (i) disposed of the property for proceeds less than the fair market value thereof, (ii) performed services for consideration other than the fair market value thereof or (iii) paid interest or any other amount other than at a fair market value rate to any person with whom it does not deal at arm's length within the meaning of applicable acts.  Except as disclosed in the Parent Filings, to the Knowledge of Parent, none of the officers, directors and employees of Parent, no shareholder of Parent and no immediate family member of an officer, director, employee or such beneficial owner, has a direct ownership interest of more than ten percent (10%) of the equity ownership of any firm or corporation that competes with, or does business with, or has any contractual arrangement with, Parent.

4.24 Investment Company.  Parent is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

4.25 Compliance with Laws.  Parent and each of its Subsidiaries is in compliance in all material respects with all requirements imposed by Law, regulation or rule, whether foreign, federal, state, provincial or local, that are applicable to it, its operations, or its properties and assets, including applicable requirements of the Corruption of Foreign Public Officials Act (Canada) and the Foreign Corrupt Practices Act of 1977 (FCPA) (15 U.S.C. § 78dd-1, et seq.).

4.26 Insurance Coverage4.27 .  Parent and each of its Subsidiaries maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Parent and its Subsidiaries. Parent maintains officers and director's liability insurance

4.27 Board Approval.  The Board of Directors of the Parent, by resolutions duly adopted by a vote at a meeting duly called and held of all directors of the Parent present at the meeting (except for such directors as recused themselves from the vote due to an interest in the transaction) and, as of the date hereof, not subsequently rescinded or modified in any way, has, as of the date hereof (i) determined that this Agreement and the transactions contemplated hereby are fair to, and in the best interests of, the Parent and the Parent's shareholders, (ii) directed that the Merger be submitted to the Parent's shareholders for approval, and (iii) resolved to recommend that the Parent's shareholders approve the Merger pursuant to and in accordance with this Agreement and directed that such matter be approved by shareholders holding a majority of Parent Common Shares.

4.28 Proxy Statement.  The Proxy Statement will comply in all material respects with the requirements of the Exchange Act and, on the date filed with the SEC, on the date first published, sent or given to the Company's shareholders and at the time of the Parent Shareholders' Meeting, the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to any information provided in writing by or on behalf of the Parent for inclusion in the Proxy Statement.

4.29 No Other Representations or Warranties.  The Company hereby acknowledges and agrees that neither Parent nor any of its Subsidiaries has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article IV.

ARTICLE V
Covenants Relating to Conduct of Business

5.1 Conduct of Business of the Company.

(a) Ordinary Course.  Except as otherwise expressly required by, or provided for, in this Agreement, as set forth in Schedule 5.1(a) of the Company Disclosure Schedule or as consented to by Parent in writing, during the period from the date of this Agreement to the Effective Time, the Company shall and shall cause its Subsidiaries to:

(i) carry on its business in the ordinary course of its business consistent with past practice in accordance with applicable Laws and maintain its existence in good standing under applicable Law.

(ii) (A) use commercially reasonable efforts to preserve its business organization and goodwill, keep available the services of its officers, employees and consultants and maintain reasonably satisfactory relationships with vendors, customers and others having business relationships with it, and (B) unless prohibited by Law, notify Parent of any Governmental Authority or third party complaint, investigations or hearings (or communications indicating that the same may be contemplated) if such complaint, investigation or hearing would have a Material Adverse Effect on the Company or Parent.

(b) Required Consent.  Except as otherwise expressly approved in writing by Parent, as expressly contemplated or specifically permitted by this Agreement or as set forth in Schedule 5.1(b) of the Company Disclosure Schedule, and without limiting the generality of the foregoing, from the date hereof until the Effective Time or the date, if any, on which this Agreement is terminated:

(i) The Company and its Subsidiaries shall not adopt any change in the Company Organizational Documents;

(ii) The Company and its Subsidiaries shall not acquire or agree to acquire or lease (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets other than assets that are used in the ordinary course of business consistent with past practice;

(iii) The Company and its Subsidiaries shall not sell, lease, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any material properties or assets, or stock or other ownership interests in any of its properties other than (A) in the ordinary course of business substantially consistent with past practice, and (B) any Permitted Liens;

(iv) The Company and its Subsidiaries shall not expend or commit to expend any amounts with respect to any operating expenses other than in the ordinary course of business;

(v) The Company and its Subsidiaries shall not authorize, recommend or propose any release or relinquishment or any material contract right or waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material contract, or other material document;

(vi) The Company and its Subsidiaries shall not declare, set aside, or pay any dividends or make any distributions on shares of its capital stock;

(vii) Except for issuances consistent with this Agreement, the Company and its Subsidiaries shall not (i) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any capital stock of the Company or its Subsidiaries, or any security convertible into or exercisable for either of the foregoing, other than the issuance of shares upon the exercise or vesting and delivery of Company Options, or Company Warrants that have been granted prior to the date of this Agreement, (ii) split, combine or reclassify any capital stock of the Company or its Subsidiaries or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company or its Subsidiaries or (iii) repurchase, redeem or otherwise acquire any shares of capital stock of the Company or its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

(viii) The Company and its Subsidiaries shall not enter into any contract or agreement that limits or otherwise restrains the Company or its Subsidiaries from competing in or conducting any line of business or engaging in business in any significant geographic area;

(ix) Other than as approved by the Parent, the Company and its Subsidiaries shall not (i) incur any indebtedness for borrowed money or guarantee any indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or its Subsidiaries, enter into any "keep well" or other agreement to maintain any financial condition of another Person, except for borrowings under its existing line of credit or under its other existing debt arrangements for working capital purposes, indebtedness under any material contract, and, for the avoidance of doubt, trade, revolving corporate card accounts and other similar credit in the ordinary course of business, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person in which the Company or its Subsidiaries does not hold directly or indirectly all of the outstanding equity interests;

(x) Except as set forth in the Company Disclosure Schedule and except as may be required by applicable Law or existing contractual obligations, the Company and its Subsidiaries shall not (i) materially increase the compensation payable or to become payable to any of its officers, directors or employees (except, with respect to non-executive officer employees, annual merit increases in the ordinary course of business) (ii) grant any severance or termination pay to any officers or directors, (iii) enter into or materially modify or amend any employment, severance or consulting agreement with any of its shareholders or any of its directors or officers  or (iv) establish, adopt, enter into or amend in any material respect, any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any of its directors or officers;

(xi) Except as may be required as a result of a change in applicable Law or in GAAP or a change in order to comply with SEC requirements, the Company or its Subsidiaries shall not change in any material respect any of its accounting or Tax accounting policies or its procedures;

(xii) The Company and its Subsidiaries shall use its commercially reasonable efforts to ensure that it keeps in force its material insurance policies (or substantial equivalents thereof);

(xiii) The Company and its Subsidiaries shall not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

(xiv) The Company and its Subsidiaries shall not engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of its affiliates, including any transactions, agreements, arrangements or understandings with any affiliate or other Person covered under Item 404 of Regulation S-K under the Securities Act, that would be required to be disclosed under Item 404;

(xv) The Company and its Subsidiaries shall not effectuate a "plant closing" or "mass layoff," as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company;

(xvi) The Company and its Subsidiaries shall use commercially reasonable efforts not to take any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368(a) of the Code;

(xvii) The Company and its Subsidiaries shall not agree or commit to do any of the foregoing; and

(xviii) The Company and its Subsidiaries shall not take any action that would result in the breach of any representation and warranty of the Company hereunder (except for representations and warranties made as of a specific date) such that Parent would have the right to terminate this Agreement, or that could be reasonably expected to prevent or delay the Closing or the consummation of the transactions contemplated by this Agreement.

Nothing contained in this Agreement shall give Parent, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time.

5.2 Conduct of Business of Parent.

(a) Ordinary Course.  Except as otherwise expressly required by, or provided for, in this Agreement, as set forth in Schedule 5.2(a) of the Parent Disclosure Schedule or as consented to by the Company in writing, during the period from the date of this Agreement to the Effective Time, Parent shall and shall cause its Subsidiaries to:

(i) carry on its business in the ordinary course of its business consistent with past practice in accordance with applicable Laws and maintain its existence in good standing under applicable Law; and

(ii) (A) use commercially reasonable efforts to preserve its business organization and goodwill, keep available the services of its officers, employees and consultants and maintain reasonably satisfactory relationships with vendors, customers and others having business relationships with it, and (B) unless prohibited by Law, notify the Company of any Governmental Authority or third party complaint, investigations or hearings (or communications indicating that the same may be contemplated) if such complaint, investigation or hearing would have a Material Adverse Effect on the Company or Parent.

(b) Required Consent.  Except as otherwise expressly approved in writing by the Company, as expressly contemplated or specifically permitted by this Agreement and as set forth in Schedule 5.2(b) of the Company Disclosure Schedule, and without limiting the generality of the foregoing, from the date hereof until the Effective Time or the date, if any, on which this Agreement is terminated:

(i) Parent and its Subsidiaries shall not adopt any change in its Articles of Incorporation or Bylaws;

(ii) Parent and its Subsidiaries shall not acquire or agree to acquire or lease (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets other than assets that are used in the ordinary course of business consistent with past practice;

(iii) Parent shall not sell, lease, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any material properties or assets, or stock or other ownership interests in any of its properties other than (i) in the ordinary course of business substantially consistent with past practice, and (ii) any Permitted Liens;

(iv) Parent and its Subsidiaries shall not expend or commit to any capital expenditures or expend or commit to expend any amounts with respect to any operating expenses other than in the ordinary course of business;

(v) Parent and its Subsidiaries shall not acquire (by merger, amalgamation, consolidation or acquisition of shares or assets) any corporation, partnership or other business organization or division thereof, or make any investment therein either by purchase of shares or securities, contributions of capital or property transfer;

(vi) Parent and its Subsidiaries shall not authorize, recommend or propose any release or relinquishment of any material contract right, or waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material contract, or other material document; and

(vii) Parent shall not declare, set aside, or pay any dividends or make any distributions on its securities;

(viii)   Parent and its Subsidiaries shall not (A) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any equity securities of Parent or its Subsidiaries, or any security convertible into or exercisable for either of the foregoing, other than the issuance of shares upon the exercise or vesting and delivery of options or warrants of the Parent that have been granted prior to the date of this Agreement, (B) split, combine or reclassify any equity securities of Parent or its Subsidiaries or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for equity securities of Parent or its Subsidiaries or (C) repurchase, redeem or otherwise acquire any equity securities of Parent or its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, or (D) grant options under a stock option plan of the Parent in the ordinary course of business, or (E) exercise outstanding warrants or convertible debt, , or (F) issue securities pursuant to the acquisition of the Company and transactions related thereto as more particularly set forth in this Agreement.

(ix) Parent and its Subsidiaries shall not enter into any contract or agreement that limits or otherwise restrains Parent or its Subsidiaries from competing in or conducting any line of business or engaging in business in any significant geographic area;

(x) Other than as approved by the Company, Parent and its Subsidiaries shall not (A) incur any indebtedness for borrowed money or guarantee any indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Parent or its Subsidiaries, enter into any "keep well" or other agreement to maintain any financial condition of another Person, except for borrowings under its existing line of credit for working capital purposes or under its other existing debt arrangements, indebtedness under any material contract, and, for the avoidance of doubt, trade, revolving corporate card accounts and other similar credit in the ordinary course of business, or (B) make any loans, advances or capital contributions to, or investments in, any other Person in which Parent or its Subsidiaries does not hold directly or indirectly all of the outstanding equity interests,;

(xi) Except as set forth in the Parent Disclosure Schedule and except as may be required by applicable Law or existing contractual obligations, Parent and its Subsidiaries shall not (A) materially increase the compensation payable or to become payable to any of its officers, directors or employees (except, with respect to non-executive officer employees, annual merit increases in the ordinary course of business), (B) grant any severance or termination pay to any officers or directors, (C) enter into, modify or amend any employment, severance or consulting agreement with any of its shareholders or any of its directors or officers, or (D) establish, adopt, enter into or amend in any material respect, any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any of its directors or officers;

(xii) except as may be required as a result of a change in applicable Law or in GAAP or a change in order to comply with applicable requirements of the SEC or of Canadian Securities Commissions, Parent or its Subsidiaries shall not change in any material respect any of its accounting or Tax accounting policies or its procedures;

(xiii) Parent and its Subsidiaries shall use its commercially reasonable efforts to ensure that they keep in force its material insurance policies (or substantial equivalents thereof);

(xiv) Parent and its Subsidiaries shall not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

(xv) Parent and its Subsidiaries shall not engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of its affiliates, including any transactions, agreements, arrangements or understandings with any Affiliate or other Person that would not be at arm's length within the meaning of the Income Tax Act (Canada);

(xvi) Parent and its Subsidiaries shall use commercially reasonable efforts not to take any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368(a) of the Code;

(xvii) Parent and its Subsidiaries shall not agree or commit to do any of the foregoing; and

(xviii) Parent and its Subsidiaries shall not take any action that would result in the breach of any representation and warranty of the Company hereunder (except for representations and warranties made as of a specific date) such that the Company would have the right to terminate this Agreement, or that could be reasonably expected to prevent or delay the Closing or the consummation of the transactions contemplated by this Agreement.

Nothing contained in this Agreement shall give Company the right, directly or indirectly, to control or direct the Parent's operations prior to the Effective Time.

5.3 No Solicitation.

(a) The following terms will have the definitions set forth below:

(i) An "Alternative Transaction" shall mean any of the following transactions:  (i) any transaction or series of related transactions with one or more third Persons involving:  (A) any purchase from the Company or acquisition by any Person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 10% interest in the total outstanding voting securities of the Company or any tender offer or exchange offer that if consummated would result in any Person or group beneficially owning 10% or more of the total outstanding voting securities of the Company or any merger, consolidation or business combination involving the Company as a whole, or (B) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 10% of the assets of the Company (including equity securities of any Subsidiary of such party) on a consolidated basis, or (ii) any liquidation or dissolution of such party;

(ii) An "Alternative Transaction Proposal" shall mean any unsolicited, bona fide offer or proposal relating to an Alternative Transaction not resulting from a breach of this Section 5.3;

(iii) A "Superior Proposal" means a written Alternative Transaction Proposal made by a third Person (except that references to 10% in clauses (i)(A) and (i)(B) of the definition of Alternative Transaction shall be deemed to be references to 50%), which the Board of Directors of the Company has in good faith determined (taking into account, among other things, (1) the advice of its outside legal counsel, and (2) the terms of such Alternative Transaction Proposal and this Agreement, to be more favorable to the Company's shareholders (in their capacities as shareholders) than the terms of this Agreement (as it may be proposed to be amended by Parent), and to be reasonably capable of being consummated on the terms proposed, taking into account, all other legal, financial, regulatory and other aspects of such Alternative Transaction Proposal and the Person making such Alternative Transaction Proposal including, if such Alternative Transaction Proposal involves any financing, the likelihood of obtaining such financing and the terms on which such financing may be secured.

(b) Except as specifically permitted by Section 5.3(c) or 5.3(d), the Company shall not, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly, or indirectly, (i) solicit, initiate or intentionally encourage (including by way of furnishing any information), or take any other action intended to facilitate, induce or encourage any inquiries with respect to, or the making, submission or announcement of, any Alternative Transaction, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, any, or any possible, Alternative Transaction (except to disclose the existence of the provisions of this Section 5.3), (iii) approve, endorse or recommend any Alternative Transaction (except to the extent specifically permitted pursuant to Section 5.4), or (iv) prior to termination, if any, of this Agreement pursuant to Section 8.1, enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any possible or proposed Alternative Transaction.  The Company will immediately cease, and will cause its officers, directors and employees and any investment banker, financial adviser, attorney, accountant or other representative retained by it to cease, any and all existing activities, discussions or negotiations with any third Persons conducted heretofore with respect to any possible or proposed Alternative Transaction, and will use its reasonable best efforts to enforce (and not waive any provisions of) any confidentiality and standstill agreement (or any similar agreement) relating to any such possible or proposed Alternative Transaction.

(c) As promptly as practicable (and in any event within 48 hours) after receipt of any Alternative Transaction Proposal or any request for nonpublic information or any inquiry relating to any Alternative Transaction, the Company shall provide Parent with oral and written notice of the terms and conditions of such Alternative Transaction Proposal, request or inquiry, and the identity of the Person or group making any such Alternative Transaction Proposal, request or inquiry.  In addition, the Company shall provide Parent as promptly as practicable (and in any event within 48 hours) with oral and written notice setting forth all such information as is reasonably necessary to keep Parent informed of all material regarding the status and terms (including amendments or proposed amendments) of, any such Alternative Transaction Proposal, request or inquiry, and, without limitation of the other provisions of this Section 5.3, shall promptly provide Parent a copy of all written materials (including written materials provided by e-mail or otherwise in electronic format) subsequently provided by or to it in connection with such Alternative Transaction Proposal, request or inquiry. The Company shall provide Parents with 24 hours' prior notice (or such lesser prior notice as is provided to the members of its Board of Directors) or any meeting of its Board of Directors at which is Board of Directors is reasonably likely to consider any Alternative Transaction Proposal or Alternative Transaction.

(d) Notwithstanding anything to the contrary contained in Section 5.3(b), in the event that the Company receives an Alternative Transaction Proposal which is determined by its Board of Directors to be, or to be reasonably likely to lead to, a Superior Proposal, it may then take the following actions (but only (1) if and to the extent that (x) its Board of Directors concludes in good faith, after receipt of advice of its outside legal counsel, that the failure to do so is reasonably likely to result in a breach of its fiduciary obligations to its shareholders under applicable Law and (y) the Company has given Parent at least three Business Days' prior written notice of its intention to take any of the following actions and of the identity of the Person or group making such Superior Proposal and the terms and conditions of such Superior Proposal and (2) if it shall not have breached in any material respect any of the provisions of this Section 5.4 or Section 5.5):

(i) furnish nonpublic information to the Person or group making such Superior Proposal, provided that (A) prior to furnishing any such nonpublic information, it receives from such Person or group an executed confidentiality agreement containing customary terms (the "CA"); and (B) contemporaneously with furnishing any such nonpublic information to such person or group, it furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished to Parent); and

(ii) engage in negotiations with such Person or group with respect to such Superior Proposal; provided, however, in no event shall such party enter into any definitive agreement to effect such Superior Proposal.

5.4 Board of Directors Recommendation.

(a) In response to (i) the receipt of an Alternative Transaction Proposal which is determined by the Board of Directors of the Company to be a Superior Proposal or (ii) any material event, development, circumstance, occurrence or change in circumstances or facts (including any material change in probability or magnitude of circumstances), not related to an Alternative Transaction Proposal, and that first occurred following the execution of this Agreement that was neither known to nor reasonably foreseeable by the Company as of or prior to the date hereof, that materially improves the financial condition or results of operations of the Company (excluding the fact that the Company meets or exceeds any internal or published projections, forecasts or estimates of its revenue, earnings or other financial performance or results of operations for any period ending on or after the date hereof, or changes after the date of this Agreement in the market price or trading volume of the Company Common Stock or any credit rating of the Company) (an "Intervening Event"), such Board of Directors may, after fully complying with Section 5.4(b) (A) withhold, withdraw or qualify (or amend or modify in a manner adverse to Parent) or publicly propose to withhold, withdraw or qualify (or amend or modify in a manner adverse to Parent), the approval, recommendation or declaration of advisability by such Board of Directors or any committee thereof of this Agreement, the Merger or the other transactions contemplated by this Agreement, or (B) recommend, adopt or approve, or publicly propose to recommend, adopt or approve, any Superior Proposal (any of the foregoing actions, whether by a Board of Directors or a committee thereof, a "Change of Recommendation"), if the Board of Directors of the Company has concluded in good faith, after receipt of advice of its outside legal counsel, that, in light of such Superior Proposal or Intervening Event, as applicable, the failure of the Board of Directors to effect a Change of Recommendation is reasonably likely to result in a breach of its fiduciary obligations to the shareholders of the Company under applicable Law.

(b) Prior to announcing any Change of Recommendation pursuant to Section 5.4(a), the Company shall, to the extent applicable, (A) provide to Parent three Business Days' prior written notice which shall (x) state expressly that it intends to effect a Change of Recommendation, and (y) in connection with a Change of Recommendation resulting from receipt of a Superior Proposal, describe any modifications to the terms and conditions of the Superior Proposal and the identity of the Person or group making the Superior Proposal from the description of such terms and conditions and such Person contained in the notice required under Section 5.3(d), or in the case of an Intervening Event written information describing the Intervening Event in reasonable detail and shall keep Parent reasonably informed of material events with respect to such Intervening Event, (B) make available to Parent all materials and information made available to the Person or group making the Superior Proposal in connection with such Superior Proposal or the materials provided to the Board of Directors in connection with its evaluation of an Intervening Event and (C) during the three Business Day period commencing upon receipt of the notice described in Section 5.4(b) (A), if requested by Parent, engage in good faith negotiations to amend this Agreement in such a manner that (i) the Alternative Transaction Proposal which was determined to be a Superior Proposal no longer is a Superior Proposal, and if there is any material revision to the terms of the Alternative Transaction Proposal which was determined to be a Superior Proposal, including, any revision in price, the notice period shall be extended, if applicable, to provide for an additional three Business Day period subsequent to the time the Company notifies Parent of any such material revision (it being understood that there may be multiple extensions) or (ii) the failure of the Board of Directors to effect a Change in Recommendation in response to an Intervening Event would no longer be reasonably likely to result in a breach of its fiduciary obligations to the shareholders of the Company under applicable Law.

(c) If the Board of Directors of the Company has effected a Change of Recommendation, the Company, as applicable, shall promptly notify Parent in writing of such Change in Recommendation, including the specific subparagraph, but not more than one subparagraph, of Section 5.4 in reliance upon which such Change in Recommendation is made.

ARTICLE VI
Additional Agreements

6.1 Preparation of SEC Documents; Shareholders' Meeting.

(a) As soon as practicable following the date of this Agreement, the Company and Parent shall agree upon the terms of, prepare and file with the SEC a Form S-4, in which the Parent's Proxy Statement and the Company's Information Statement will be included. As soon as practicable and in accordance with applicable law, the Parent shall distribute to its shareholders the Proxy Statement.  Parent shall use commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing.  The Parent will use commercially reasonable efforts to cause the Proxy Statement to be mailed to the Parent's shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act.  Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) reasonably required to be taken under any applicable state securities Laws in connection with the Parent Share Issuance and, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such action.  Each party shall cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4, the Parent's Proxy Statement or any filing with the SEC incorporated by reference in the Form S-4, prior to filing such with the SEC, except where doing so would cause the filing to not be filed timely, without regard to any extension pursuant to Rule 12b-25 of the Exchange Act; provided, however, that each party shall be deemed to have consented to the inclusion in the Form S-4, or any filing with the SEC incorporated by reference in the Form S-4 of any information, language or content specifically agreed to by such party or its counsel on or prior to the date hereof for inclusion therein.  Parent will advise the Company promptly after it receives notice of (i) the time when the Form S-4 has become effective or any supplement or amendment has been filed, (ii) the issuance or threat of any stop order, (iii) the suspension of the qualification of the Parent Common Share issuable in connection with this Agreement for offering or sale in any jurisdiction, or (iv) any request by the SEC for amendment of the Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information (and shall deliver a copy of such comments and requests to the Company). Parent will advise the Company promptly after it receives notice of the issuance by the SEC, any Canadian Securities Commission, any other securities regulatory authority, the NASDAQ or by any other competent authority of any order to cease or suspend trading of any securities of Parent or of the institution or threat of institution of any proceedings for that purpose. If at any time prior to the Effective Time any information (including any Change of Recommendation) relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to either of the Form S-4 or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement, including, where appropriate, a filing pursuant to Rules 165 and 425 of the Securities Act, describing such information shall promptly be filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company or Parent.

(b) The Company shall, as promptly as practicable after receiving notice from Parent that the Form S-4 has been declared effective under the Securities Act, take all action necessary in accordance with applicable Law and the Company Organizational Documents duly to obtain the Company Shareholder Approval.  Except in the case of a Change of Recommendation in accordance with Section 5.4, the Company will use commercially reasonable efforts to obtain the Company Shareholder Approval.

(c) Except to the extent expressly permitted by Section 5.4:  (i)  the Board of Directors of the Company shall recommend that its shareholders vote in favor of the approval of this Agreement and the Merger; (ii) the information statement shall include a statement to the effect that the Board of Directors of the Company has recommended that the Company's shareholders vote in favor of approval of this Agreement; (iii) The Company shall have received shareholder approval of this Agreement and the Merger; and (iv) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, its recommendation that the shareholders of the Company vote in favor of the approval of this Agreement and the Merger.

6.2 Access to Information; Confidentiality.

(a) Subject to any confidentiality agreement which may be entered into by Parent and the Company, and applicable Law, from the date of this Agreement through the Closing Date, Parent and the Company will afford to the Company and Parent, as applicable, and their respective authorized representatives reasonable access at all reasonable times and upon reasonable notice to the facilities, offices, properties, technology, processes, books, business and financial records, officers, employees, business plans, budget and projections, customers, suppliers and other information of the Company, and the work papers of its independent accountants, and otherwise provide such assistance as may be reasonably requested by such party in order that the other party has a reasonable opportunity to make such investigation and evaluation as it reasonably desires to make of the business and affairs of the other party.

(b) Each of Parent and the Company will hold, and will cause its respective officers, directors, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information received from the other in confidence in accordance with the terms of any confidentiality agreement which may be entered into by Parent and the Company.

6.3 Commercially Reasonable Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement but subject to Section 5.4, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including commercially reasonable efforts to accomplish the following:  (i) the taking of all acts necessary to cause the conditions to the Closing to be satisfied (but in no event shall a party be required to waive any such condition) as promptly as practicable; (ii) the obtaining of all necessary actions or nonactions, waivers, consents, clearances and approvals from Governmental Authorities and the making of all necessary registrations and filings, and the taking of all steps as may be necessary to obtain an approval, clearance or waiver from, or to avoid an action or proceeding by, any Governmental Authority, including under the HSR Act, or any foreign competition laws, in each case to the extent determined to be applicable to the Merger and the parties hereto,  (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) taking all steps as may be necessary to obtain all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals.

(b) Subject to applicable Laws relating to the exchange of information, each of the Company and Parent shall keep the other reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby and work cooperatively in connection with obtaining all required approvals, consents or clearances of any Governmental Authority.

(c) In connection with and without limiting the foregoing, the Company and Parent shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any of the transactions contemplated hereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or any of the transactions contemplated hereby, take all action necessary to ensure that such transactions may be consummated as promptly as practicable on the terms required by, or provided for, in this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

6.4 Indemnification and Insurance.

From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless, and shall itself indemnify, defend and hold harmless as if it were the Surviving Corporation, in each case, to the fullest extent permitted by applicable Law, the present and former officers, directors and agents (each an "Indemnified Party") of the Company against all losses, claims, damages, fines, penalties and liability in respect of acts or omissions occurring at or prior to the Effective Time (including but not limited to acts or omissions occurring in connection with this Agreement and the transactions contemplated hereby) including amounts paid in settlement or compromise with the approval of Parent (which approval shall not be unreasonably withheld or delayed).  Parent and Merger Sub agree that all rights to exculpation and indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the Indemnified Parties, as provided in the NCA and the certificate of incorporation and bylaws of the Surviving Corporation will contain provisions with respect to exculpation, indemnification and the advancement of expenses that are at least as favorable to the Indemnified Parties as those contained in the Company Organizational Documents as in effect on the date hereof, which provisions will not, except as required by Law, be amended or modified until expiration of the applicable statute of limitations in any manner that would adversely affect the rights thereunder of the Indemnified Parties.  Without limiting the generality of the preceding sentence, in the event that any Indemnified Party becomes involved in any actual or threatened action, suit, claim, proceeding or investigation covered by this Section 6.4 after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, to the fullest extent permitted by law, promptly advance to such Indemnified Party his or her legal or other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the providing by such Indemnified Party of an undertaking to reimburse all amounts so advanced in the event of a non-appealable determination of a court of competent jurisdiction that such Indemnified Party is not entitled thereto.  For at least six years after the Effective Time, Parent will cause the Surviving Corporation to, and Surviving Corporation will, without any lapse in coverage, provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each officer and director or any of its agents in an amount agreeable to the Company's officers and directors; provided, that, the Surviving Corporation shall not be obligated to expend annual premiums during such period in excess of 200% of the per annum rate of the aggregate annual premium currently paid by the Parent for such insurance on the date of this Agreement, provided that if the annual premium for such insurance shall exceed such 200% in any year, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount; provided further, that in the event Parent shall, directly or indirectly, sell all or substantially all of the assets or capital stock of the Surviving Corporation, prior to such sale, Parent shall either assume such obligation or cause a subsidiary of Parent having a net worth substantially equivalent to, or in excess of the net worth of, the Surviving Corporation immediately prior to such sale, to assume such obligation.  Parent shall cause the Surviving Corporation to reimburse all expenses, including reasonable attorney's fees, incurred by any Person to enforce the obligations of Parent and Surviving Corporation under this Section 6.4.

6.5 Fees and Expenses.  Except as otherwise set forth in this Section 6.5, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses.

6.6 Announcements.  Except with respect to any Change of Recommendation made in accordance with the terms of this Agreement, Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.  Parent and the Company agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in a form agreed to by the parties.

6.7 Listing and NASDAQ Approval.  As soon as possible prior to the Closing, Parent shall use all commercially reasonable efforts to obtain NASDAQ approval in respect of the transactions contemplated by this Agreement and to cause the Parent Common Shares issuable pursuant to this Agreement and the Parent Common Shares issuable upon the conversion of the Parent Preferred Shares issuable pursuant to this Agreement to be approved for listing on the NASDAQ. Without limiting the generality of the foregoing, Parent shall use all commercially reasonable efforts to obtain any required security holder approval in connection with the transactions contemplated by this Agreement and the listing of the Parent Common Shares issuable pursuant to this Agreement and the Parent Common Shares issuable upon the conversion of the Parent Preferred Shares issuable pursuant to this Agreement.

6.8 Tax-Free Reorganization Treatment.  The Company and the Parent agree that it is the intent of the parties that the Merger be structured as a tax-free reorganization. Accordingly, both parties agree to coordinate a review of the tax-free nature of the Merger promptly upon execution of this agreement. However, neither party is making any representation to the tax free nature of the Merger.

6.9 Conveyance Taxes.  Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees or any similar Taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time, and any such Taxes shall be paid by the Company.

6.10 Equity Awards. Except as contemplated by this agreement, the Company shall terminate all Company Options and Company Warrants outstanding at the Effective Time which termination shall be conditioned upon closing of the Merger.

6.11 Consent of Accountants. The Company and Parent will each use commercially reasonable efforts to cause to be delivered to each other consents from their respective independent auditors, dated the date on which the Form S-4 is filed with the SEC, is amended or supplemented, or becomes effective or a date not more than two days prior to such date, in form reasonably satisfactory to the recipient and customary in scope and substance for consents delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act.

6.12 Affiliate Legends.  Schedule 6.13 to this Agreement sets forth a list of those Persons who are, in the Company's reasonable judgment, "affiliates" of the Company within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145 Affiliates").  The Company shall notify Parent in writing regarding any change in the identity of its Rule 145 Affiliates prior to the Closing Date.  Parent shall be entitled to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Shares.

6.13 Notification of Certain Matters.  The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of the occurrence, or failure to occur, of any event, which is in the Company's Knowledge or Parent's Knowledge, as applicable, and as to which the occurrence or failure to occur would reasonably be likely to result in the failure of any of the conditions set forth in Article VII to be satisfied.  The Company shall give Parent prompt written notice of any material correction to any of the Company Disclosure Schedules s, as the case may be, from and after the date hereof.  Parent shall give the Company prompt written notice of any material correction to any of the Parent Filings, as the case may be, from and after the date hereof.  Notwithstanding the above, the delivery of any notice pursuant to this Section 6.14 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.

6.14 Section 16 Matters.  Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of Parent Common Shares (including derivative securities with respect to Parent Common Shares) resulting from the transactions contemplated by Article II or Article III by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.15 State Takeover Laws.  Prior to the Effective Time, the Company shall not take any action to render inapplicable, or to exempt any third Person from, any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares of capital stock unless (i) required to do so by order of a court of competent jurisdiction or (ii) the Company's Board of Directors has concluded in good faith, after receipt of advice of its outside legal counsel, that, in light of a Superior Proposal with respect to it, the failure to take such action is reasonably likely to result in a breach of its Board of Directors' fiduciary obligations to its shareholders under applicable Law. The Company and its directors shall take all action necessary to waive the application of any shareholder rights plan or similar device or arrangement, commonly or colloquially known as a "poison pill" or "anti-takeover" plan or any similar plan, device or arrangement that the Company has adopted or authorized.

6.16 Further Assurances.  At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company, any deeds, bills of sale, assignments or assurances and to take any other actions and do any other things, in the name and on behalf of the Company, reasonably necessary to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger. If, at any time after the Effective Time, any of the parties hereto reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary to consummate the Merger or to carry out the purposes and intent of this Agreement at or after the Effective Time, then the Company, Parent, the Surviving Corporation and their respective officers and directors shall execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things reasonably necessary to consummate the Merger and to carry out the purposes and intent of this Agreement.

6.17 Shareholder Litigation.  The Company shall provide prompt oral notice to the Parent of any litigation brought by any shareholder of the Company against the Company, any of its subsidiaries and/or any of their respective directors relating to the Merger and this Agreement. The Company shall give the Parent the opportunity to participate (at the Parent's expense) in the defense or settlement of any such litigation, and no such settlement shall be agreed to without the Parent's prior written consent, which consent shall not be unreasonably withheld or delayed, except that the Parent shall not be obligated to consent to any settlement which does not include a full release of Parent and its affiliates or which imposes an injunction or other equitable relief after the Effective Time upon Parent or any of its affiliates. Parent shall provide prompt oral notice to the Company of any litigation brought by any shareholder of the Parent against the Parent, any of its Subsidiaries and/or any of their respective directors relating to the Merger and this Agreement. Parent shall give the Company the opportunity to participate (at the Company's expense) in the defense or settlement of any such litigation.

ARTICLE VII
Conditions Precedent

7.1 Conditions to Each Party's Obligation to Effect the Merger.  The obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

(a) Shareholder Approval.  Each of the Company Shareholder Approval and Parent Shareholder Approval shall have been obtained.

(b) Governmental Consents and Approvals.  All filings with, and all consents, approvals and authorizations of, any Governmental Authority required to be made or obtained by the Company, Parent or any of their subsidiaries to consummate the Merger shall have been made or obtained, other than those that if not made or obtained would not, individually or in the aggregate, have a Material Adverse Effect on the Company or Parent or the Company and Parent, taken as a whole (determined, for purposes of this clause with respect to both the Company and Parent, after giving effect to the Merger).

(c) No Injunctions or Restraints.  No judgment, order, decree, statute, law, ordinance, rule or regulation, or other legal restraint or prohibition, entered, enacted, promulgated, enforced or issued by any court or other Governmental Authority of competent jurisdiction shall be in effect which prohibits, materially restricts, makes illegal or enjoins the consummation of the transactions contemplated by this Agreement.

(d) Governmental Action.  No action or proceeding shall be instituted by any Governmental Authority challenging or seeking to prevent or delay consummation of or seeking to render unenforceable the Merger, asserting the illegality of the Merger or any material provision of this Agreement or seeking material damages in connection with the transactions contemplated hereby which continues to be outstanding, nor shall any such action be pending.

(e) Form S-4.  The Form S-4 shall have become effective under the Securities Act, and no stop order or proceedings seeking a stop order shall have been initiated or, to the Knowledge of the Company or Parent, threatened by the SEC and Parent shall have received all state securities or "blue sky" authorizations necessary, if any for the Parent Share Issuance.

(f) Listing.  The Parent Common Shares issuable pursuant to this Agreement and the Parent Common Shares issuable upon the conversion of the Parent Preferred Shares issuable pursuant to this Agreement shall have been approved for listing on the NASDAQ upon notice of issuance, exercise or conversion, as applicable, subject, in the case of NASDAQ, to the making of certain prescribed filings as soon as possible following the Effective Time.

(g) NASDAQ Acceptance.  Parent shall have received the final acceptance of the NASDAQ in respect of the transactions contemplated by this Agreement.

7.2 Conditions to Obligations of Parent and Merger Sub.  The obligation of Parent and Merger Sub to effect the Merger is further subject to satisfaction or waiver at or prior to the Closing of the following conditions:

(a) Except as a result of action expressly permitted under this Agreement or expressly consented to in writing by Parent pursuant to Section 5.1, (i) the representations and warranties of the Company contained in this Agreement (other than the representations and warranties of the Company contained in Sections 3.1, 3.2, 3.3, 3.17, and 3.18) shall be true both when made and as of the Closing Date, as if made as of such time (except to the extent such representations and warranties are expressly made as of a certain date, in which case such representations and warranties shall be true in all respects, as of such date), except where the failure of such representations and warranties to be so true (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, and (ii) the representations and warranties of the Company contained in Sections 3.1, 3.2, 3.3, 3.17, and 3.18 shall be true in all respects both when made and as of the Closing Date, as if made as of such time (except to the extent such representations and warranties are expressly made as of a certain date, in which case such representations and warranties shall be true in all respects, as of such date).

(b) The Company shall have performed, or complied with, in all material respects, all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

(c) No Material Adverse Change of the Company shall have occurred since the date of this Agreement and be continuing.

(d) Parent shall have received an officer's certificate duly executed by each of the Chief Executive Officer and Chief Financial Officer of the Company to the effect that the conditions set forth in Sections 7.2(a), (b) and (c) have been satisfied.

(e) Immediately prior to the Effective Time, the number of issued shares of Company Common Stock will not exceed 138,500,000 and the number of issued shares of Company Preferred Stock not exceed 10,000,000.

(f) The total indebtedness of the Company will not exceed the total indebtedness reflected on the Company's most recent 10K published on or about May 12, 2020.

(g) The Company will have residual cash on hand of not less than US$ $10.00.

(h) Parent shall have completed a private placement financing transaction or SEC registered offering of shares of Parent Common Stock or Company stock generating not less than US$15,000,000 of gross proceeds at a mutually agreeable price (the "Parent Financing Transaction").

7.3 Conditions to Obligations of the Company.  The obligations of the Company to effect the Merger are further subject to satisfaction or waiver at or prior to the Closing of the following conditions:

(a) Except as a result of action expressly permitted under this Agreement or expressly consented to in writing by the Company pursuant to Section 5.1, (i) the representations and warranties of Parent contained in Sections 4.1, 4.2, 4.3, 4.20 and 4.21 shall be true both when made and as of the Closing Date, as if made as of such time (except to the extent such representations and warranties are expressly made as of a certain date, in which case such representations and warranties shall be true in all respects, as of such date), except where the failure of such representations and warranties to be so true (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent, and (ii) the representations and warranties of Parent contained in Sections 4.1, 4.2, 4.3, 4.20 and 4.21shall be true in all respects both when made and as of the Closing Date, as if made as of such time (except to the extent such representations and warranties are expressly made as of a certain date, in which case such representations and warranties shall be true in all respects, as of such date);

(b) Each of Parent and Merger Sub shall have performed, or complied with, in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date;

(c) No Material Adverse Change of Parent shall have occurred since the date of this Agreement and be continuing;

(d) The Company shall have received an officer's certificate duly executed by each of the Chief Executive Officer and Chief Financial Officer of Parent to the effect that the conditions set forth in Sections 7.3(a), (b) and (c) have been satisfied;

(e) Excluding the effect of the Parent Financing Transaction, the number of issued Parent Common Shares will not exceed 14,000,000 shares on a fully diluted basis;

(f) Excluding the use of proceeds of the Parent Financing Transaction which may be used to pay down indebtedness of Parent after the Effective Time, the Parent shall have a net zero balance sheet;

(g) All of the holders of options, warrants or convertible securities of Parent and the terms of such securities are included in Schedule 7.3(g);

(h) All necessary steps shall have been taken by the Parent to effectuate the governance matters contemplated by Exhibit A.

ARTICLE VIII
Termination, Amendment and Waiver

8.1 Termination.  This Agreement may be terminated at any time prior to the Effective Time by action taken or authorized by the Board of Directors of the terminating party or parties, and (except in the case of Sections 8.1(b)(iii), 8.1(e) or 8.1(f)) whether before or after the Company Shareholder Approval:

(a) by mutual written consent of Parent and the Company, if the Board of Directors of each so determines;

(b) by written notice of either Parent or the Company (as authorized by the Board of Directors of Parent or the Company, as applicable):

(i) if the Merger shall not have been consummated by December 31, 2020 (the "Outside Date"), provided, however, that if (x) the Effective Time has not occurred by such date by reason of nonsatisfaction of any of the conditions set forth in Sections 7.1(b), 7.1(c), 7.1(d) or 7.1(e) and (y) all other conditions set forth in Article VII have been satisfied or waived or are then capable of being satisfied, then such date shall automatically be extended to February 28, 2021 (which shall then be the "Outside Date"); provided, further that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill in any material respect any obligation of such party, or satisfy any condition to be satisfied by such party, under this Agreement has caused or resulted in the failure of the Effective Time to occur on or before the Outside Date; or

(ii) if a Governmental Authority of competent jurisdiction shall have issued an order, decree or ruling or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

(iii) if Company Shareholder Approval has not been obtained.

(c) by Parent (as authorized by its Board of Directors) upon (i) a breach of any representation or warranty on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue and such inaccuracy in the Company's representations and warranties has not been or is incapable of being cured by the Company within 30 calendar days after its receipt of written notice thereof from Parent or (ii) a failure to perform, or comply with any covenant or agreement of the Company set forth in this Agreement such that the condition set forth in Section 7.2(b) would not be satisfied and such failure by the Company has not been or is incapable of being cured by the Company within 30 calendar days after its receipt of written notice thereof from Parent;

(d) by the Company (as authorized by its Board of Directors) upon (i) a breach of any representation or warranty on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue and such inaccuracy in Parent's representations and warranties has not been or is incapable of being cured by Parent within 30 calendar days after its receipt of written notice thereof from the Company or (ii) a failure to perform, or comply with any covenant or agreement of Parent set forth in this Agreement such that the conditions set forth in Section 7.3(b) would not be satisfied and such breach by Parent has not been or is incapable of being cured by Parent within 30 calendar days after its receipt of written notice thereof from the Company;

(e) by Parent (as authorized by its Board of Directors), in the event the Company shall have (i) effected a Change of Recommendation or (ii) failed to publicly state that the Merger and this Agreement are in the best interest of the Company's shareholders, within ten Business Days after Parent requests in writing to such Board of Directors that such action be taken; or (iii) failed to publicly announce, within ten Business Days after a tender offer or exchange offer relating to the securities of the Company and, in each case, which is an Alternative Transaction Proposal, shall have been commenced, a statement disclosing that the Company's Board of Directors recommends rejection of such tender or exchange offer; provided that Parent shall no longer be entitled to terminate this Agreement pursuant to this Section 8.1(e) if the Company Shareholder Approval has been obtained; or

(f) by the Company, in the event the Company shall have effected a Change of Recommendation in connection with a determination that an Alternative Transaction Proposal is Superior Proposal in accordance with the terms of this Agreement; provided that the Company shall no longer be entitled to terminate this Agreement pursuant to this Section 8.1(f) if the Company Shareholder Approval has been obtained.

8.2 Effect of Termination.  In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties, except that (i) Section 6.2(b), Section 6.5, this Section 8.2, the second sentence of Section 8.3 and Section 8.4, as well as Article IX shall survive termination of this Agreement and continue in full force and effect, and (ii) that nothing herein, shall relieve any party from liability for any willful breach of any representation or warranty of such party contained herein or any willful breach of any covenant or agreement of such party contained herein.  No termination of this Agreement shall affect the obligations of the parties contained in the CA, all of which obligations shall survive termination of this Agreement in accordance with their terms.

8.3 Amendment.  Subject to compliance with applicable Law, this Agreement may be amended by the parties in writing at any time before or after Company Shareholder Approval; provided, however, that after Company Shareholder Approval, there may not be, without further approval of shareholders holding a majority of the Company Common Stock any amendment of this Agreement that changes the amount or the form of the consideration to be delivered to the holders of Company Common Stock hereunder, or which by Law or NASDAQ rule otherwise expressly requires the further approval of such shareholders.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and duly approved by the parties' respective Boards of Directors or a duly designated committee thereof.

8.4 Extension; Waiver.  At any time prior to the Effective Time, a party may, subject to the proviso of Section 8.3 (and for this purpose treating any waiver referred to below as an amendment), (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  Any extension or waiver given in compliance with this Section 8.4 or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE IX
General Provisions

9.1 Nonsurvival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.  This Section 9.1 shall not limit the survival of any covenant or agreement of the parties in the Agreement which by its terms contemplates performance after the Effective Time.

9.2 Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, via facsimile (receipt confirmed) or by a nationally recognized overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to the Company to:

Rainmaker Worldwide Inc.

271 Brock Street
Peterborough, Ontario
K9H 2P8

Attention: Michael O'Connor, Executive Chairman

with a copy (which shall not constitute notice to the Company) to:

Sichenzia Ross Ference LLP

1185 6th Avenue, 37th Floor

New York, New York

10036

Attention: Arthur Marcus
Facsimile: (212) 930-9725

(b) if to Parent or Merger Sub, to:

Sphere 3D Corp.

895 Don Mills Road

Building 2, Suite 900

Toronto, Ontario

M3C 1W3
Attention:  Peter Tassiopoulos, CEO

Fax No: (858) 495-4211

with a copy (which shall not constitute notice to Parent or Merger Sub) to:

Meretsky Law Firm

121 King Street West, Suite 2150

Toronto, Ontario

M5H 3T9

Attention:  Jason D. Meretsky

Facsimile: (416) 943-0811

9.3 Interpretation.  When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated.  Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  References to a "Person" shall include references to an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns.  All references to dollar amounts or to cash shall be to the lawful currency of the United States.

9.4 Knowledge.  References to the "Knowledge" of the Company shall mean the actual knowledge of the executive officers of the Company.  References to the "Knowledge" of Parent shall mean the actual knowledge of the executive officers of Parent.

9.5 Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

9.6 Entire Agreement; No Third-Party Beneficiaries.  This Agreement (including the CA, the Company Disclosure Schedule, the Parent Disclosure Schedule and the documents and instruments referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 6.4 (which are intended to benefit the Indemnified Parties) is not intended to confer upon any Person other than the parties hereto any rights or remedies.

9.7 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

9.8 Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party.  Any assignment in violation of the preceding sentence shall be void.  Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

9.9 Consent to Jurisdiction.  Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal or state court located in the State of Nevada in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Nevada.

9.10 Headings, etc.  The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.11 Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

9.12 Failure or Indulgence Not a Waiver; Remedies Cumulative.  No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.13 Waiver of Jury Trial.  EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

9.14 Specific Performance.  The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement and Plan of Merger to be executed by their respective officers thereunto duly authorized, all as of the date first written above.

SPHERE 3D CORP.

By: /s/ Peter Tassiopoulos

       Name:  Peter Tassiopoulos

       Title:    Chief Executive Officer

RAINMAKER WORLDWIDE INC.

By:  /s/Michael O'Connor

        Name:    Michael O'Connor

        Title:      Executive Chairman

S3D NEVADA INC.

By:  /s/ Peter Tassiopoulos

        Name:  Peter Tassiopoulos

        Title:    Chief Executive Officer

EXHIBIT A

GOVERNANCE MATTERS

(a) Parent shall take all necessary action to cause, effective at the Effective Time, Michael Skinner to be appointed the Chief Executive Officer of Parent.

(b) Parent shall take all necessary action to cause, effective at the Effective Time, the Board of Directors of Parent to consist of five (5) members, four (4) of whom shall be determined by the Company prior to the Closing and one (1) of whom shall be an existing member of the Parent's Board of Directors.